UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

A-Mark Precious Metals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A-Mark Precious Metals, Inc.

2121 Rosecrans Avenue, Suite 6300

El Segundo, California 90245

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF A-MARK PRECIOUS METALS, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of A-Mark Precious Metals, Inc. (“A-Mark” or the “Company”) will be held at 9:00 a.m. Pacific Time on Wednesday, November 13, 2024. At the meeting, you will be asked to consider and act upon the following matters:

1.
to elect ten directors to serve for a term of one year (until the 2025 Annual Meeting of Stockholders) and until their respective successors have been duly elected and qualified;
2.
to approve, on an advisory basis, the fiscal year 2024 compensation of named executive officers of the Company, as disclosed in this Proxy Statement;
3.
to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025; and
4.
to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

A-Mark has determined to hold the Annual Meeting virtually as a live audio webcast. You will not be able to physically attend the Annual Meeting. To attend the Annual Meeting, you will need to visit the virtual meeting website at https://www.meetnow.global/M5XAGTU (the “Meeting Website”). Participants may choose to join the virtual meeting as a “stockholder” or as a “guest.” To enter the virtual meeting as a stockholder, participants will be required to enter a valid control number. A control number will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote during the virtual meeting.

If your shares are registered directly in your name with A-Mark’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and you may use the control number found on the Notice of Internet Availability of Proxy Materials or proxy card to enter the virtual meeting and vote at the meeting. If you are a beneficial owner of shares in “street name” – that is, your shares are held in an account with a bank, broker or nominee – and you wish to vote your shares at the meeting, you must pre-register with Computershare Shareholder Services, our mailing and tabulation agent, no later than 5:00 p.m. Pacific Time on November 8, 2024 by (i) requesting from your bank, broker or nominee proof of your proxy power (a “legal proxy”) and (ii) e-mailing to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your broker containing your legal proxy or (b) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting and vote at the meeting as a stockholder.

On the date of the Annual Meeting, online access to the Annual Meeting will open at 8:30 a.m. Pacific Time, to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Pacific Time. We encourage you to log-in 15 minutes prior to the start time of the Annual Meeting.

In accordance with the Company’s By-laws and action of the Board of Directors, only those stockholders of record at the close of business on September 19, 2024, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

For the Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet, by telephone and during the Annual Meeting.

Stockholders of record and stockholders who own in “street name” who register in advance will have the opportunity to vote their shares during the Annual Meeting by following the instructions available on the Meeting Website during the Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to submit your proxy in advance of the meeting by Internet or by telephone, as described in this proxy statement (or, if you received a full set of the proxy materials by mail, by completing and returning the proxy card in the envelope provided). If you execute a proxy but later decide to attend the Annual Meeting virtually and vote electronically, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the Annual Meeting virtually and voting electronically during the meeting if you so desire.

By order of the Board of Directors,
/s/ Carol Meltzer
CAROL MELTZER
Corporate Secretary

El Segundo, California

October 3, 2024

A-Mark Precious Metals, Inc.

PROXY STATEMENT FOR FISCAL YEAR 2024

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 13, 2024

The Board of Directors of A-Mark Precious Metals, Inc. is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders to be held on November 13, 2024, at 9:00 a.m. Pacific Time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held in a virtual meeting format only, and you will therefore not be able to physically attend the Annual Meeting.

The Company’s principal executive office is located at 2121 Rosecrans Avenue, Suite 6300, El Segundo, CA 90245; the telephone number is (310) 587-1477. All inquiries regarding the Annual Meeting should be directed to Carol Meltzer, Corporate Secretary.

The only voting securities of A-Mark Precious Metals, Inc. are shares of common stock, par value $0.01 per share, or Common Stock, of which there were 23,168,764 shares outstanding as of September 19, 2024, which we refer to as the "Record Date." The holders of a majority of the outstanding class of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

In this Proxy Statement, we refer to A-Mark Precious Metals, Inc. as the “Company,” “A-Mark," “we” or “us” and the Board of Directors as the “Board.”

A-Mark's 2024 Annual Report, which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission, or the SEC, is also available at the following website: http://www.edocumentview.com/AMRK. You also may obtain a copy of the Company’s 2024 Annual Report including the Annual Report on Form 10-K, without charge, by contacting: Corporate Secretary, A-Mark Precious Metals, Inc., 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about October 3, 2024, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders, and the Company’s Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record as of September 19, 2024, which we refer to as the Record Date. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice.

Will I receive any other proxy materials by mail?

You may request a printed copy of our proxy materials by following the instructions found in the Notice.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card, or by voting electronically during the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will take place on November 13, 2024 at 9:00 a.m. Pacific Time. As we have determined to hold the Annual Meeting virtually, you will not be able to physically attend the Annual Meeting.

To attend the Annual Meeting, you will need to visit the virtual meeting website at https://www.meetnow.global/M5XAGTU (the “Meeting Website”). Participants may choose to join the virtual meeting as a “stockholder” or as a “guest.” To enter the virtual meeting as a stockholder, participants will be required to enter a valid control number. A control number will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote during the virtual meeting.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and you may use the control number found on your Notice or proxy card to enter the virtual meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder (a “nominee”), you are considered the “beneficial owner” of shares held in “street name.” If you are a beneficial owner and intend to vote or change a previously submitted vote at the Annual Meeting, you must pre-register with Computershare no later than 5:00 p.m. Pacific Time on November 8, 2024, by (i) requesting from your bank, broker or nominee proof of your proxy power (a “legal proxy”) and (ii) e-mailing to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your bank, broker or nominee containing your legal proxy or (b) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting as a stockholder.

On the date of the Annual Meeting, online access to the Annual Meeting will open at 8:30 a.m., Pacific Time, to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Pacific Time. We encourage you to log-in 15 minutes prior to the start time of the Annual Meeting.

Who is entitled to vote, and how many votes do I have?

You may vote if you owned common stock of A-Mark at the close of business on September 19, 2024. For each item presented for voting, you have one vote for each share you own.

How do I vote?

--Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote your shares in one of the following ways:

•
Vote by proxy over the Internet: Follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card;
•
Vote by proxy by telephone: Follow the instructions for telephone voting after calling the number indicated on the Notice of Internet Availability of Proxy Materials or on the proxy card;
•
Vote by proxy by mail: If you properly requested and received a proxy card by mail or email, complete, sign and date the proxy card and return it promptly; or
•
Vote during the Annual Meeting: Follow the voting instructions at the Meeting Website.

Even if you plan to attend the meeting virtually, we encourage you to vote by proxy as soon as possible.

-- Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the Record Date, your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer or other agent, then you are the beneficial owner of shares held in “street name” and that institution has provided notice to you of the availability of these proxy materials. The institution holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to direct the institution that holds your shares on how you would like your shares voted.

You may also vote at the meeting if you obtain a legal proxy from your broker, bank or other nominee and pre-register with Computershare no later than 5:00 p.m. Pacific Time on November 8, 2024. To pre-register, you will need to e-mail Computershare at legalproxy@computershare.com your name and e-mail address and either (i) the forwarded e-mail from your broker, bank or nominee containing your legal proxy or (ii) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming its registration and providing a control number to enter the virtual meeting as a stockholder.

Note that if you do obtain a valid legal proxy from your broker, bank or other nominee, then any prior voting instructions you have given will automatically be revoked, and you will not be able to give any further voting instructions to your broker, bank or nominee to vote on your behalf. In that case, you must vote at the virtual Annual Meeting in order for your vote to be counted.

If you choose to virtually attend the Annual Meeting but do not wish to revoke your prior voting instructions, you should join the meeting as a “guest”, as described above, in which case you will not be required to register with Computershare.

What am I being asked to vote on?

You are being asked to vote on the following:

Proposal No. 1

To elect Jeffrey D. Benjamin, Ellis Landau, Beverley Lepine, Carol Meltzer, John U. Moorhead, Jess M. Ravich, Gregory N. Roberts, Monique Sanchez, Kendall Saville and Michael R. Wittmeyer as directors, to serve for a term of approximately one year, until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

Proposal No. 2

To approve, on an advisory basis, the fiscal year 2024 compensation of the named executive officers of the Company;

Proposal No. 3

To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.

Other Matters

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

Our Board of Directors recommends a vote “FOR” the election of the nominees for Director and "FOR" Proposals No. 2 and 3 above.

What happens if I do not vote?

-- Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing and submitting your proxy card via the Internet or telephone, or by mail, or vote during the Annual Meeting, your shares will not be voted.

-- Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), proposals relating to executive compensation (including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, we believe that your broker or nominee would not be permitted to vote your shares on Proposal No. 1 or No. 2 without your instructions, but would be permitted to vote your shares on Proposal No. 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without indicating voting selections on a given proposal, your shares will be voted as follows:

•
“For” the election of all ten nominees for director;
•
“For” approval, on an advisory basis, of the fiscal year 2024 compensation of the named executive officers of the Company; and
•
“For” the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.

If any other matter is properly presented at the Annual Meeting, your proxy (that is, one of the individuals named as a proxy on your proxy card or other proxy authorization issued by you) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

-- Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy by mail, by telephone or over the Internet, with a later date.
•
You may send or deliver a written notice that you are revoking your proxy to our Corporate Secretary at A-Mark Precious Metals, Inc., 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.
•
You may vote electronically during the virtual Annual Meeting after giving written notice to the Corporate Secretary of the Company. Your virtual attendance at the Annual Meeting, in and of itself, will not revoke the proxy.

-- Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your brokerage firm, bank or other nominee, you should follow the instructions provided by them. In addition, if you obtain a legal proxy from your brokerage firm, bank or other nominee, then any prior voting instructions you have given will be revoked. In that case, you must vote at the virtual Annual Meeting in order for your vote to be counted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, “For” and “Withhold” votes and broker non-votes and, with respect to the other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•
For the election of directors, the ten nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting) will be elected. Only votes “For” will affect the outcome. “Withhold” votes and broker non-votes will have no effect.
•
To be approved, Proposal No. 2, the advisory vote on the compensation of our named executive officers ("NEOs"), must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and voting on this matter at the Annual Meeting. “Abstain” votes and broker non-votes will have no effect.
•
To be approved, Proposal No. 3, ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and voting on this matter at the Annual Meeting. “Abstain” votes and broker non-votes (which are not expected) will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding 23,168,764 shares are present at the Annual Meeting in person or represented by proxy and entitled to vote.

Shares will be counted towards the quorum only if we have received a valid proxy or the shares are voted at the Annual Meeting. Shares that are recorded as abstentions or broker non-votes will be treated as present and therefore count towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place, but no other business may be transacted at the meeting.

How are proxies solicited and who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please ensure that all of your shares are properly voted.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the Company’s filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day that final results are available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information with respect to the beneficial ownership of our common stock (our only class of outstanding capital stock) at September 19, 2024 by:

•
each of our directors;
•
each NEO named in the Summary Compensation Table;
•
all of our current directors and executive officers as a group; and
•
each of our stockholders who has reported beneficial ownership of more than 5% of the outstanding class of our common stock.

Beneficial Ownership of Principal Stockholders

The following table shows certain information for any person who reported being a current “beneficial owner” of more than five percent of A-Mark’s common stock. Persons and groups that beneficially own in excess of five percent of the Company’s common stock are required to file reports with the Securities and Exchange Commission (the “SEC”) regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Ownership of Management,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after September 19, 2024. Beneficial ownership information is presented as of September 19, 2024, except that, where beneficial ownership information is as of earlier dates derived from SEC filings, that fact is indicated in the footnotes to the table. “Voting Power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Persons and groups identified in the table have sole voting power and sole investment power over the shares, except as otherwise stated in footnotes to the table. We obtained the information provided in the following table from filings with the SEC and from representations made by the persons listed below.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Common Stock (1)
Jeffrey D. Benjamin (2)	1,424,198	6.1%
William A. Richardson (3)	2,430,310	10.5%
Gregory N. Roberts (4)	2,406,858	10.0%
BlackRock, Inc. (5)	1,509,020	6.5%
American Century Investment Management, Inc. (6)	1,998,160	8.6%
Praetorian PR LLC/Harris Kupperman (7)	1,500,000	6.5%

(1)
All percentages have been calculated based on 23,168,764 shares of A-Mark common stock outstanding at September 19, 2024. In cases in which the beneficial ownership of the person or group includes shares that are not currently outstanding but may be acquired upon exercise or settlement of an equity award, the percent of the outstanding class for that person or group is calculated assuming exercise or settlement of the equity awards, so that the shares subject to the awards are added to the outstanding shares (the denominator in the percentage calculation). Information regarding pledged securities is as of September 25, 2024.
(2)
Beneficial ownership of Jeffrey D. Benjamin is based on his amended Schedule 13D filed with the SEC reporting beneficial ownership of shares of A-Mark common stock at July 6, 2022 and additional information provided to the Company. At September 19, 2024, his beneficial ownership of A-Mark common stock totaled 1,424,198 shares. The reported beneficial ownership includes 700,000 shares held in a family trust for the benefit of Mr. Benjamin's spouse and children, as to which he disclaims beneficial ownership. The reported beneficial ownership also includes 18,340 compensatory RSUs, of which 13,702 are vested and non-forfeitable and 4,638 have a stated vesting date of November 15, 2024 (subject to accelerated vesting in specified circumstances), with all of the RSUs deferred as to settlement following vesting. The address of Mr. Benjamin is 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.
(3)
Beneficial ownership of William A. Richardson is based on his amended Schedule 13D filed with the SEC reporting beneficial ownership of A-Mark common stock at May 25, 2021, and additional information provided to the Company. At September 19, 2024, his beneficial ownership of A-Mark common stock totaled 2,430,310 shares, including 1,557,876 shares owned directly by Silver Bow Ventures LLC (6.7% of the currently outstanding class) as to which Mr. Richardson shares voting and dispositive power with Gregory N. Roberts. The address of Mr. Richardson and Silver Bow Ventures LLC is 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.

(4)
Beneficial ownership of Gregory N. Roberts is based on his amended Schedule 13D filed with the SEC reporting beneficial ownership of A-Mark common stock at May 25, 2021 and additional information provided to the Company. At September 19, 2024, his beneficial ownership of A-Mark common stock totaled 2,406,858 shares, including 28,202 shares as to which Mr. Roberts has sole voting and dispositive power and 1,557,876 shares owned directly by Silver Bow Ventures LLC (6.7% of the currently outstanding class) as to which Mr. Roberts shares voting and dispositive power with William A. Richardson (the Silver Bow Ventures LLC shares also are included in Mr. Richardson's beneficial ownership reported above), and including shares issuable to Mr. Roberts upon exercise of 820,780 options to acquire A-Mark common stock (as to which Mr. Roberts has sole voting and sole dispositive power) that are currently exercisable or will become exercisable within 60 days of September 19, 2024. The address of Mr. Roberts is 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.
(5)
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, reported sole voting power over 1,472,077 shares, sole dispositive power over 1,509,020 shares and no shared voting or dispositive power as of December 31, 2024 in its amended Schedule 13G filed on January 29, 2024.
(6)
American Century Investment Management, Inc. ("ACIM"), together with its affiliates American Century Capital Portfolios, Inc.("ACCP"), American Century Companies, Inc. ("ACCI"), and Stowers Institute for Medical Research ("Stowers"), 4500 Main Street, 9th Floor, Kansas City, Missouri 64111, reported aggregate beneficial ownership of 1,998,160 shares as of December 31, 2024 in its Schedule 13G filed on February 12, 2024. ACIM, ACCI and Stowers reported having sole voting power over 1,923,105 shares (8.3% of the outstanding class), sole dispositive power over 1,998,160 shares (8.6% of the outstanding class and no shared voting or dispositive power. ACCP reported having sole voting power and sole dispositive power over 1,455,000 shares (6.3% of the outstanding class) and no shared voting or dispositive power.
(7)
Praetorian PR LLC ("Praetorian"), Harris Kupperman, Praetorian Capital Fund LLC ("PCF") and Mongolia (Barbados) Corp. ("Mongolia"), as a group, reported aggregate beneficial ownership of 1,500,000 shares as of March 26, 2024 in its Schedule 13G filed on April 5, 2024. Praetorian and Mr. Kupperman reported sole voting power and sole dispositive power over 1,350,000 shares (5.8% of the outstanding class) and shared voting power and shared dispositive power over 150,000 shares. PCF reported shared voting power and shared dispositive power over 1,350,000 shares (5.8% of the outstanding class) and Mongolia reported shared voting power and shared dispositive power over 150,000 shares. The address of the reporting persons is Carr 429, Km 4.1, Bo. Barrero, Rincon, PR 00677.

Beneficial Ownership of Management

The following table shows the number of shares of common stock beneficially owned as of September 19, 2024, by each director then serving in office, nominee for director, and executive officer named in the Summary Compensation Table, and by our current directors and executive officers as a group. Except as otherwise indicated in the footnotes below, each named person had sole voting and sole investment power with respect to the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Outstanding Common Stock (1)
Jeffrey D. Benjamin (2)	1,424,198		6.1%
Ellis Landau	359,168	(3)	1.6%
Beverley Lepine	10,596	(4)	*
Carol Meltzer	37,000	(5)	*
John U. Moorhead	28,768	(6)	*
Jess M. Ravich	318,668	(6)	1.4%
Kendall Saville	306,588	(3)(7)	1.3%
Monique Sanchez	15,168	(6)(7)	*
Gregory N. Roberts (8)	2,406,858		10.0%
Michael Wittmeyer	303,510	(9)	1.3%
Thor G. Gjerdrum	27,258	(10)	*
Kathleen Simpson-Taylor	5,000	(11)	*
Brian Aquilino	5,000	(11)	*
All current directors and executive officers as a group (13 persons)	5,247,780	(12)	21.8%

* Less than 1%.

(1)
See footnote (1) to the table under the caption “Beneficial Ownership of Principal Stockholders” above.
(2)
See footnote (2) to the table under the caption “Beneficial Ownership of Principal Stockholders” above.
(3)
Includes 2,319 shares issuable in settlement of restricted stock units that vest on November 15, 2024.
(4)
Includes 10,096 shares issuable in settlement of restricted stock units, of which 7,737 are vested and non-forfeitable and 2,359 have a stated vesting date of November 15, 2024, with all of the restricted stock units deferred as to settlement following vesting.
(5)
Includes 15,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(6)
Includes 9,168 shares issuable in settlement of restricted stock units, of which 6,849 are vested and non-forfeitable and 2,319 have a stated vesting date of November 15, 2024, with all of the restricted stock units deferred as to settlement following vesting.
(7)
Includes 6,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(8)
See footnote (4) to the table under the caption “Beneficial Ownership of Principal Stockholders” above.
(9)
Includes 10,975 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(10)
Includes 9,624 shares issuable in settlement of restricted stock units that vest on June 30, 2025.
(11)
Includes 5,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(12)
Includes 868,755 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days and 70,202 shares issuable in settlement of restricted stock units.

INFORMATION ABOUT OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP audited the Company's consolidated financial statements for the fiscal years ended June 30, 2024 and 2023, and has served as our independent registered public accounting firm since June 12, 2015.

Fees to Independent Registered Public Accounting Firm for Fiscal 2024 and 2023

The following table sets forth by fee category the aggregate fees for professional services rendered by Grant Thornton LLP (in thousands):

Years Ended June 30,	2024	2023
Fee Category:
Audit fees (1)	$1,907	$1,639
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$1,907	$1,639

(1)
Audit fees consisted of services rendered by the principal accountant for the audit and reviews of our annual and quarterly condensed consolidated financial statements, and audit of internal control over financial reporting.
(2)
Audit-related fees include the aggregate fees for assurance and related services provided that are reasonably related to the performance of the audits or reviews of the financial statements and audit of internal control over financial reporting, and which are not reported above under “Audit fees.”
(3)
Tax fees consist of professional services rendered for tax compliance, tax planning, tax advice, and value added tax process review. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.
(4)
All other fees include the aggregate fees for products and services provided that are not reported above under “Audit fees,” “Audit-related fees” or “Tax fees.”

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services included in the table above were pre-approved by the Audit Committee.

When considered necessary, management prepares an estimate of fees for the service and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval. All fees paid to our independent registered public accounting firm during the periods covered by this report and through the date hereof were in accordance with this pre-approval policy.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C under the Securities Exchange Act or 1934 or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

A-Mark’s Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2024 with management. A-Mark’s Audit Committee has discussed the matters required by Auditing Standard No. 16 (Communications with Audit Committees) and other authoritative guidance with its independent registered public accounting firm. The Audit Committee has also received the written disclosures and the letter from such firm required by the Securities Acts administered by the Securities and Exchange Commission and in compliance with Rule 3520 (Auditor Independence) of the Public Company Accounting Oversight Board (“PCAOB”), and has discussed with such firm its independence from A-Mark and its management, and has considered whether the provision of non-audit services by such firm is compatible with maintaining the auditor’s independence.

Based on the review and the discussions noted above, A-Mark’s Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as filed with the Securities and Exchange Commission.

Audit Committee of A-Mark Precious Metals, Inc.

Beverley Lepine (Chairperson) Ellis Landau Jess M. Ravich Kendall Saville

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In fiscal 2024 and continuing thereafter, A-Mark has engaged in transactions with Stack’s Bowers Numismatics LLC. ("Stack's Bowers Galleries"). Stack's Bowers Galleries is a wholly-owned subsidiary of Spectrum Group International, Inc. ("SGI"). In March 2014, SGI distributed all of the shares of common stock of A-Mark to its stockholders, effecting a spinoff of A-Mark from SGI. As a result of this distribution, A-Mark became a publicly traded company independent from SGI. Gregory N. Roberts, our CEO and a director, serves as CEO and a director of SGI. Mr. Roberts and Jeffrey D. Benjamin, A-Mark's Chairman, together with William A. Richardson, are principal stockholders of SGI (a portion of Mr. Roberts' and Mr. Richardson's ownership is through Silver Bow Ventures LLC, which is jointly owned by Mr. Roberts and Mr. Richardson). Our other directors who served as directors of SGI prior to the spin-off in March 2014 have retained ownership of stock in SGI, in each case representing less than 10% of the outstanding class of SGI's common stock. Such ownership, if aggregated with that of Mr. Roberts, Mr. Benjamin and Mr. Richardson, represents control of SGI. Carol Meltzer, our Executive Vice President, General Counsel, Secretary and Director, also serves as an executive officer and director of SGI.

Company transactions with Stack’s Bowers Galleries include (i) sales and purchases of rare coins and precious metals and (ii) transactions in which the Company assists Stack’s Bowers Galleries in financing purchases of rare coins and precious metals products, both through precious metal repurchase arrangements in which the Company receives a fee based upon the commodity value of the coins and through loans to Stack’s Bowers Galleries from the Company's subsidiary Collateral Finance Corporation ("CFC"), secured by coins or precious metals. We believe that all such transactions are on terms no less favorable to the Company than would be obtained from an unaffiliated third-party.

Sales and Purchases

During the years ended June 30, 2024, 2023, and 2022, the Company made sales to and purchases from Stack's Bowers Galleries, as follows:

in thousands
	Years Ended
	June 30, 2024		June 30, 2023		June 30, 2022
	Sales	Purchases	Sales	Purchases	Sales	Purchases
Stack's Bowers Galleries	$157,917	$67,173	$153,409	$49,460	$95,271	$51,220

Interest Income

During the years ended June 30, 2024, 2023, and 2022, the Company earned interest income related to loans made and financing arrangements with Stack's Bowers Galleries, as set forth below:

in thousands
	Years Ended
	June 30, 2024	June 30, 2023	June 30, 2022
Interest income from secured loans receivables	$78	$—	$155
Interest income from finance products and repurchase arrangements	3,564	2,686	3,062
	$3,642	$2,686	$3,217

In the period July 1, 2023 through August 31, 2024, the largest aggregate amount of principal outstanding under loans to Stack’s Bowers Galleries was $5.0 million; the principal amount outstanding at August 31, 2024 was $4.8 million; and the borrower repaid a total of $5.0 million of principal. The weighted average interest rate on indebtedness in this period was 8.05%.

Other Income

During the years ended June 30, 2024, 2023, and 2022, the Company earned royalty and consulting services income from Stack's Bowers Galleries that totaled $1.1 million, $2.5 million, and $2.2 million, respectively.

Selling, General, and Administrative

During the years ended June 30, 2024, 2023, and 2022, the Company incurred selling, general, and administrative expense related to its subleasing agreement with Stack's Bowers Galleries that totaled $48,000, $34,000, and $0, respectively.

POLICY AND PROCEDURES GOVERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written “Statement of Policy Regarding Transactions with Related Persons.” Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any proposed “related person transaction” (defined as any transaction or series of related transactions that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000) in which such related person has or will have a direct or indirect material interest, together with all material facts with respect thereto. Our General Counsel must promptly communicate such information to our Audit Committee (references in this paragraph to the Audit Committee include any other independent body of our Board of Directors, which may act instead of the Audit Committee). No related-person transaction will be entered into without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related-person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee in determining whether or not to approve or ratify a related-person transaction, and we, accordingly, anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Activity with Related Persons

Purchase of A-Mark Shares from Related Persons

During the years ended June 30, 2024, 2023, and 2022, there were no purchases of A-Mark shares from our directors, executive officers or principal stockholders. Upon the vesting and settlement of restricted stock units granted to executive officers, A-Mark withholds shares sufficient to satisfy tax withholding obligations.

Foreign Currency Exchange Transaction with Related Person

During fiscal 2024, Jeffrey D. Benjamin, Chairman of the Board, engaged in foreign currency exchange transactions through A-Mark, for an aggregate dollar value of $3.1 million. The Company believes that all transactions were on an arms’ length basis and on terms and conditions applicable to unaffiliated third parties.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the "CD&A") focuses on how our named executive officers listed in the Summary Compensation Table (our “NEOs”) were compensated for fiscal 2024 (July 1, 2023 through June 30, 2024) and how their compensation for the fiscal year aligned with our pay-for-performance objective. The CD&A also discusses certain compensation arrangements affecting fiscal 2025 and later years.

For fiscal 2024, our NEOs were:

Named Executive Officer	Role
Gregory N. Roberts	Chief Executive Officer and Director
Thor Gjerdrum	President
Brian Aquilino	Chief Operating Officer
Carol Meltzer	General Counsel, Secretary and Executive Vice President
Kathleen Simpson-Taylor	Chief Financial Officer, Executive Vice President and Assistant Secretary

In this CD&A and elsewhere in the proxy statement, where we refer to stock options or other equity awards granted before June 6, 2022, the number of shares subject to the award and exercise price (in the case of options) have been adjusted to reflect the two-for-one stock split in the form of a stock dividend that became effective June 6, 2022.

Stockholder Advisory Votes on Our Executive Compensation

In its executive compensation decision-making, the Compensation Committee considers the results of recent stockholder advisory votes on executive compensation - known as "say-on-pay" votes - required by SEC proxy rules. At our 2023 Annual Meeting, 98.6% of the votes cast on our say-on-pay proposal were voted to approve the proposal; the approval percentages at our 2022 and 2021 Annual Meetings were 97.3% and 98.9%, respectively. Based on these results, the Compensation Committee has concluded that the Company's stockholders generally support the principal elements of our compensation program.

Objectives of Our Executive Compensation Program

Our executive compensation program is based on a “pay-for-performance” philosophy, providing incentives and appropriate rewards to our executives to formulate and execute business plans that achieve long-term success and build stockholder value. To achieve these goals, the Committee has implemented significant features in our executive compensation program, particularly: (i) establishing annual non-equity incentive award opportunities for our most senior NEOs, with pre-specified pay-out opportunities, (ii) tying the majority of those annual incentive award opportunities to the level of earned pre-tax profits, and giving significant weight to the pre-tax profits metric in determining discretionary awards, (iii) granting long-term equity awards that attract and retain executives, reward long-term performance and link executives' interests to the interests of stockholders, and (iv) providing that the compensation opportunity represented by annual incentive and long-term equity awards constitutes the majority of our NEOs' compensation.

We view pre-tax profit as a key financial metric for purposes of our business planning, providing a balanced incentive to management - requiring careful management of the many factors affecting revenues, expenses and gross profit -- that does not promote undue risk and that substantially reflects the quality of the execution of our business plan by our management team. We also regard pre-tax profits as a metric closely associated with positive returns to our stockholders.

In fiscal 2024, we provided for discretionary annual bonuses for our Chief Financial Officer and General Counsel. The Compensation Committee recognizes that these officers have broad responsibilities, and chose to evaluate their performance retrospectively. In the case of the CFO and General Counsel, while their decisions, advice and execution of duties are important contributors to good financial performance, the positions require exercise of judgment that should not be influenced by pre-set financial incentives.

The Compensation Committee believes that our executive compensation program has played an important role in incentivizing our NEOs to guide our company to success. The Committee also believes that retention of our NEOs is important because their skills and experience are critical to future success and long-term stockholder returns. Our stockholders have in the past five years supported our say-on-pay proposals by votes that exceeded 97% of votes cast, a strong endorsement of our executive compensation program.

Compensation Best Practices

Our Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation objective and that we believe serve the long-term interest of our stockholders:

Strong Link to Performance	Use of performance goals and metrics for incentive compensation that align with our long-term strategy and promote creation of stockholder value
Majority of Compensation Based on Performance	Annual cash bonuses are not guaranteed; equity awards accrue value based on increases in our stock price or total stockholder return
No Repricing	No repricing of options
No Gross Ups	No tax gross-ups are payable in connection with a change in control, severance or benefits
Reasonable Severance Provisions

Severance is payable to our senior NEOs only upon a non-fault termination of employment (whether before or after a change in control) at levels expected to be well below the golden parachute excise tax threshold; severance for other NEOs is discretionary

No Hedging	Hedging of our common stock by officers, directors and employees is prohibited
Clawback Policy	A robust clawback policy in place
Independent Committee	The Compensation Committee consists only of independent Board members
No Excessive Perquisites	Executive benefits and perquisites are provided at relatively modest levels

Compensation Determinations

Our compensation program for NEOs other than the CFO and General Counsel provides for a targeted level of annual compensation in the form of base salary and annual incentive or bonus. We do not grant equity awards as a component of annual compensation, but do grant such awards from time to time, generally in connection with entry into new multi-year employment agreements, extensions of such agreements or promotions.

The Compensation Committee is responsible for determining the compensation of A-Mark's executive officers. The Committee takes into account a variety of factors in setting the level of annual compensation of an executive officer. These include reviews of compensation survey information, the individual's work experience and expected contributions to the success of the Company, his or her compensation history, unvested equity awards held by the individual or awards under consideration, the scope of the individual's responsibilities, the recent and expected future performance of the Company or the individual's business unit and negotiations with the individual. In its deliberations, the Committee receives information and proposals relating to compensation from management, and consults with A-Mark's outside counsel. Our CEO makes recommendations regarding the compensation of other executive officers.

The Committee has explored the possibility of identifying a group of peer companies for benchmarking executive compensation, but found no public companies with businesses closely matching A-Mark's, and very few public companies with somewhat comparable lines of business and financial characteristics, particularly market capitalization, reasonably comparable to A-Mark. Therefore, the Committee has not specifically benchmarked the compensation of our executives against the compensation practices at an identified group of peer companies. The Committee has reviewed compensation survey information and compensation information on some specific public companies as general information on executive compensation practices.

We believe that making a high percentage of our senior executives’ compensation dependent on Company or business unit performance ensures that they focus on meeting our strategic goals. By tying a high percentage of such potential compensation directly to business results, our senior executives benefit when good performance is actually achieved - consistent with our "pay-for-performance" philosophy. The elements of our compensation program are shown below.

Fixed compensation
Base Salary	Delivered in cash; salary provides a stable base amount of compensation.
Incentive compensation
Annual Bonus

Variable compensation delivered in cash or unrestricted shares that is designed to motivate and incentivize annual performance. Annual bonuses for our most senior NEOs are awarded based on the level of pre-tax profit achieved by the Company or business units and, generally, the individual’s achievement of pre-set performance goals as described below. Discretionary annual bonuses are awarded to other NEOs and are based on the Compensation Committee's assessment of performance and takes into account A-Mark's fiscal year performance.

Long-term Incentive

Equity-based compensation designed to retain executives, reward contributions and performance over the longer-term and align executives' interests with the interests of stockholders. We do not make these awards to an executive each year, but instead make awards that provide multi-year compensation, often in connection with the entry into a new or extended employment agreement or upon a promotion. Equity awards granted as long-term incentives have generally been either:

• Stock Options, in some cases with an exercise price at a premium above the market price per share of common stock on the grant date.

• Restricted stock units (RSUs).

Vesting of equity awards generally is either annually over three or four years or cliff vesting at the end of three or four years. As discussed below, we have granted a different form of long-term equity incentive award to our CEO for the four-year period of fiscal 2024 - 2027, which will deliver value based on total stockholder return over that period.

In some years, we have awarded fully vested shares as a portion of the above-target payout of annual incentives.

As part of its responsibilities, the Compensation Committee regularly reviews A-Mark’s compensation program, focusing on incentive programs, risks and mitigation factors. Based on this review, the Committee has determined that our compensation policies and practices do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on A-Mark.

Employment Agreements Governing 2024 Compensation

Our Compensation Committee has formalized significant terms of employment of our NEOs other than the CFO and General Counsel by entering into employment agreements with them. This practice has helped us to attract and retain key executives and employees. In our industry, there is a high degree of competition for talented executives and employees. Hiring often involves substantial negotiations regarding employment terms, which when agreed to may be reflected appropriately in an employment agreement. Employment agreements offer us several advantages, particularly by fixing employment terms for multi-year periods, thereby limiting renegotiations and providing for stable and predictable compensation expense. As an additional advantage to A-Mark, the agreements contain provisions that protect our business following the NEO's separation from service, including provisions requiring confidentiality, non-disparagement of the Company and, to the extent permitted by law, non-solicitation of customers and employees.

In fiscal 2024, we had in place these employment agreements with NEOs:

•
Mr. Roberts: An employment agreement entered into on February 14, 2023, providing for an employment term extending until June 30, 2027.
•
Mr. Gjerdrum: An employment agreement entered into on May 18, 2022, providing for an employment term extending until June 30, 2025.
•
Mr. Aquilino: An employment agreement originally entered into on May 14, 2020 and amended on February 1, 2023; the original agreement provided for an employment term through June 30, 2023, but this was extended by the amendment until June 30, 2025.

Ms. Simpson-Taylor, our Chief Financial Officer, and Ms. Meltzer, our General Counsel, do not have employment agreements with A-Mark.

The following summarizes the terms of the employment agreements providing for compensation while the NEO remains in service. Other key terms of the employment agreements relating to severance and change in control are described in the section titled "Potential Payments Upon Termination of Employment or Change in Control," at page 26.

Mr. Roberts

Our employment agreement with Mr. Roberts sets compensation and other terms for an employment term from July 1, 2023 through June 30, 2027. Significant compensation terms of Mr. Robert's employment agreement applicable to service in fiscal 2024 were as follows:

•
As under his prior employment agreement, Mr. Roberts is required to devote 80% of his working time to A-Mark.
•
Base salary is $1,000,000 per year during the employment term.
•
Mr. Roberts is eligible to receive an annual incentive bonus for each of the fiscal years ranging from $0 to $2.0 million, based on A-Mark's annual pre-tax profits performance. The bonus is earned at the rate of one percent of pre-tax profits in excess of $50 million, up to $250 million of pre-tax profits.
•
A cash incentive bonus is payable at the end of the four-year term (subject to acceleration in the event of certain terminations of employment or a change in control) equal to two percent of the Total Stockholder Return (as defined) on the outstanding shares at June 30, 2023, including dividends paid during the fiscal 2024-2027 employment term, minus the total salary and annual cash bonuses that are paid to the CEO for services during the employment term. This award is analogous to a cash-settled stock appreciation right with a base price that is at a premium over the market price of our shares at the grant date, such premium being measured by the direct cash compensation paid to the CEO during the four-year term.
•
Benefits under the agreement consist of medical insurance, disability insurance, a car allowance and such other benefits as are generally available to executives.
•
Severance and a pro rata portion of the annual incentive bonus for the year of termination would become payable upon a termination of the CEO’s employment by the Company not for cause or termination by the CEO for good reason (as defined). Severance would consist of a lump sum payment equal to the annualized level of salary paid over the preceding 36 months plus the average annual incentive bonuses paid for the three completed fiscal years preceding the fiscal year of termination, but not less than $2 million.

Mr. Gjerdrum

Significant terms of Mr. Gjerdrum's employment agreement applicable to service in fiscal 2024 were as follows:

•
Base salary is $650,000 per year.
•
The employment agreement provides to Mr. Gjerdrum an annual incentive opportunity to earn a target amount equal to 75% of salary by achieving target performance, with lesser amounts payable for achievement of specified threshold performance levels and, in the discretion of the Compensation Committee, greater amounts, up to 150% of the target amounts, payable for above-target performance. Performance goals for the annual incentive will be based (1) on achievement of annual goals tied to the level of pre-tax profits, as defined (“profits goal”) and (2) on achievement of other qualitative and quantitative goals as determined by the Compensation Committee each year. The profits goal has a weighting of 75% and other goals have a weighting of 25%.
•
Upon signing the employment agreement, Mr. Gjerdrum was granted 28,872 RSUs, vesting 33.3% per year for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances.
•
Benefits under the agreement consist of medical insurance, disability insurance, a car allowance, and such other benefits as are generally available to executives.

Mr. Aquilino

Significant terms of Mr. Aquilino's employment agreements applicable to his service in fiscal 2024 were as follows:

•
Annual base salary was $325,000 per year, which increased to $350,000 on July 1, 2024.
•
Mr. Aquilino was eligible to receive an annual bonus with a targeted amount equal to 50% of base salary for the fiscal year. Performance goals for the annual incentive will be based (1) on achievement of annual goals tied to the level of pre-tax profits, as defined (“profits goal”) and (2) on achievement of other qualitative and quantitative goals as determined by the Compensation Committee each year. The profits goal has a weighting of 50% and other goals have a weighting of 50%
•
Under his amended agreement, in February 2023, Mr. Aquilino was granted a non-qualified stock option for the purchase of 10,000 shares of common stock. The stock option has an exercise price of $39.69 per share and a stated expiration date of February 1, 2033. The stock option vested as to 50% of underlying shares on June 30, 2024 and vests as to the remaining shares on June 30, 2025, subject to his continuous employment through the vesting date. The stock options are subject to accelerated vesting in specified circumstances.
•
Benefits under the agreement consist of medical insurance, disability insurance and such other benefits as are generally available to executives.

Compensation in Relation to Long-Term Performance

The performance of A-Mark over the past five years has been strong, particularly in the growth of pre-tax profits, successful acquisitions, organic growth of our key lines of business and total return to stockholders.

During most of this period of significant growth, the compensation of our senior executives has been governed by employment agreements entered into early in the period. Under the CEO's employment agreements, his base salary and target bonus remained the same in all five fiscal years from 2019 through 2023, during which the total return to stockholders was 572% or 46.4% annualized. In fiscal 2020 - 2023, we recognized the CEO's contributions through above-target bonus payouts ranging from 150% to 239% of the pre-established target bonus level. However, equity awards had been granted to the CEO in only three of the five fiscal years from 2019 through 2023, and the grant-date fair value of such awards was only 16% of his direct compensation (the sum of CEO's salary, paid-out bonuses and equity compensation) in the five-year period. Similarly, for the President in fiscal 2020 - 2023, we recognized his contributions through above-target bonus payouts ranging from 150% to 225% of the pre-established target bonus level. However, equity awards have been granted to the President in only two of the four fiscal years from 2020 through 2023, and the grant-date fair value of such awards was only 20% of the President's direct compensation in the four-year period. Annual incentive payouts to other NEOs, including discretionary bonuses, for performance in fiscal 2021, 2022 and 2023 had been at levels corresponding to the exceptional Company performance in those years.

In its June/July 2022 issue, Fortune magazine listed our CEO as the second most underpaid chief executive officer of the companies in the Fortune 500. The authors' methodology focused on the annualized total return to stockholders over Mr. Roberts' 17-year tenure (including at A-Mark's predecessor company), which the authors stated to be 27.4% (as compared to a 12.5% annualized total return for the S&P 500) in relation to his compensation. The Fortune methodology did not take into account the size of companies based on market capitalization or net income. Most Fortune 500 companies have market capitalizations that are substantially higher than A-Mark's. In determining compensation, the Committee takes into account these additional factors, particularly the level of A-Mark's net income before provision for income taxes.

In the past five years, A-Mark's success has been driven by the outstanding performance of its experienced management team, with compensation that has not been unduly high in relation to the high returns to stockholders. The Board and Committee acknowledge that our executive officers deserve to be compensated at levels and on terms that recognize their success and value to A-Mark, that are competitive in the marketplace and that promote continued success and encourage long-term service to A-Mark.

Accordingly, shortly before the expiration of our CEO's employment agreement at the end of fiscal 2023, we negotiated a new agreement with him, which covers fiscal years 2024 - 2027. Likewise, before the expiration of our President's employment agreement at the end of fiscal 2022, we negotiated a new employment agreement with him, which became effective in fiscal 2023 and is in effect through fiscal 2025. Our Chief Operating Officer's employment agreement was amended in February 2023, extending it through fiscal 2025. In each case, we have agreed to increased compensation. As noted above, in the case of the CEO, increases in salary and bonus opportunity follow five years in which salary and bonus opportunity remained unchanged. Substantial portions of each executive's compensation remain dependent on strong corporate and individual performance.

Annual Incentive Payouts for Fiscal 2024 Performance

As stated above, for fiscal 2024 our CEO, President and COO had the opportunity to earn a performance bonus based on achievement of a pre-specified level of pre-tax profit of A-Mark and, in the case of the President and COO, other performance goals. Such performance bonuses were intended to provide performance-based cash compensation that rewarded those NEOs for their contribution to our financial performance.

For purposes of the annual incentive awards, “pre-tax profits” were defined as A-Mark’s net income, as determined under U.S. Generally Accepted Accounting Principles or GAAP, for the fiscal year, adjusted to eliminate the positive or negative effects of income taxes (in accordance with GAAP), but with no adjustment relating to foreign currency exchange.

The fiscal 2024 performance-based bonus for the CEO was determined under the formula in his employment agreement, which provides for an annual incentive bonus equal to one percent of pre-tax profits in excess of $50 million, up to $250 million of pre-tax profits. Fiscal 2024 pre-tax profits were $82.8 million. The Compensation Committee agreed with the CEO's request for an annual incentive payout reduced by 24% from the amount payable under his performance-based bonus formula, resulting in a payout of $250,000.

In establishing the performance goals for fiscal 2024 for the President and the Chief Operating Officer, the Compensation Committee considered the business planning for the year and the strong growth in profits that developed in fiscal 2021 - 2023. The performance-based annual incentive for the President and the COO had these key terms:

•
The target level of pre-tax profits was set at $125 million. The President can earn a partial payout if pre-tax profits are earned at 80% of target.
•
Achievement of the pre-tax profits goal at the target level would result in payment of 75% of the target bonus to the President and 50% of the target bonus to the COO.
•
For the President, the Committee specified additional performance goals requiring success:
•
in maintaining and continuing work to increase A-Mark’s liquidity; target payout 15% of target bonus;
•
in managing and directing A-Mark's efforts relating to logistics automation and improvement and other organizational efficiencies; target payout 5% of target bonus; and
•
in identifying opportunities and supporting A-Mark in acquiring new direct-to-consumer growth opportunities and in wholesale and potential new business areas (the “M&A Goal”); target payout 5% of target bonus.
•
For the COO, the Committee specified additional performance goals requiring success:
•
in managing and directing our efforts relating to logistics automation and improvement, and other logistics efficiencies; target payout 30% of target bonus;

•
in maintaining and continuing work to increase precious metals storage capacities and services; target payout 10% of target bonus; and
•
identifying opportunities and new customers for services; target payout 10% of target bonus.
•
Payouts for performance above the target level for pre-tax profits or for high levels of success with respect to the other goals were authorized based on the Committee’s assessment of the level of achievement in relation to specified performance levels and otherwise in the discretion of the Committee, subject to a maximum payout of 150% of the target performance bonus. In cases in which performance is below the specified threshold level for pre-tax profits (target level in the case of the COO) or less than the level deemed to be full success for other goals, the Compensation Committee may award bonuses in its discretion.

Fiscal 2024 pre-tax profit of $82.8 million fell short of the target level for the President and COO and short of the threshold level for the President. The Committee determined that the President and the COO had achieved individual performance goals at satisfactory levels, particularly with regard to expanding and developing additional liquidity sources and advancing infrastructure automation and technology, and noted also the key role of the executives in acquisitions. The Committee awarded fiscal 2024 annual incentives of $250,000 to the President and $100,000 to the COO, representing below-target payouts.

The Committee also awarded discretionary bonuses to Kathleen Simpson-Taylor, our Chief Financial Officer, and to Carol Meltzer, our General Counsel. In determining to award these bonuses, the Committee took note of the CFO's exceptional work in managing the complexity in A-Mark’s financial reporting requirements, overseeing the rapidly growing accounting functions in-house and with the outside auditors and further developing our monthly reporting process and effective lines of communication. She also provided needed support to ensure accurate and complete financial metrics and reporting from our domestic and foreign minority investments, recruited and trained key financial support personnel in accounting and finance, SEC reporting and internal audit functions to meet the Company's growing needs as a public company, and provided critical support to the Company's M&A efforts.

In the case of Ms. Meltzer, the Committee recognized the General Counsel’s exceptional work in heading compliance efforts in data protection and privacy as well as other complex emerging global regulatory matters, critical legal coordination and support on multiple M&A projects, and management of all legal matters surrounding SEC reporting.

In view of these accomplishments, but taking into account A-Mark's overall 2024 performance, the Committee awarded a bonus of $200,000 to Ms. Simpson-Taylor and $125,000 to Ms. Meltzer.

The Committee's determinations regarding annual incentive awards and bonuses were subject to the approval of the Board of Directors.

Other Policies and Practices

Grant Practices Relating to Equity Awards

Generally, our Compensation Committee has granted equity awards in connection with the hiring or promotion of executives or the renewal of long-term employment agreements with executives. Non-employee directors receive annual grants of restricted stock units at the date of our Annual Meeting. For employees, annual grants of equity awards are not a regular component of our compensation program, although equity grants have been made to employees on a non-scheduled basis to promote long-term retention and reward outstanding performance. The Compensation Committee does not have a formal policy regarding the timing of grants of stock options or stock appreciation rights ("SARs") in relation to the release of material non-public information. The Committee relies on our General Counsel and other advisers to alert it to the existence of material non-public information that, at the time of grant of options or SARs, could cause the exercise or base price of the award to be low or high in relation to the market value that would prevail after release of the material information. This enables the Committee to delay a given grant to ensure fairness and legal compliance.

No options or SARs were granted in fiscal 2024, but the four-year cash incentive award granted to the CEO effective at the beginning of the fiscal year has economic characteristics similar to stock appreciation rights (as discussed at page 18). Regarding the base price of this award, from which appreciation in value is measured:

•
The base price is effectively at a premium above the market price prevailing at the time of grant
•
The market price considered in setting the base price was the volume-weighted average of closing prices of Common Stock during the three-months ended July 1, 2023
•
The Compensation Committee specified this 63-trading-day measurement period in advance
•
No material non-public information was delayed in its release during the measurement period and no filing of a Form 10-Q, 10-K or 8-K occurred in the five business days beginning the day prior to the date on which the base price became fixed.

Perquisites and Benefits

We provide to NEOs the same benefits available generally to salaried employees. The CEO and President are also provided with an automobile allowance (the amount for the CEO has remained the same since 2014) and the CEO is provided with additional life insurance. The aggregate cost of these additional items in fiscal 2024 for each of the CEO and President was $9,000.

Indemnification Agreements

We have also entered into indemnification agreements with all of our NEOs that provide for indemnification by the Company against certain liabilities incurred in the performance of their duties.

Recoupment or "Clawback" Policy

The Compensation Committee and the Board of Directors have adopted a recoupment policy - sometimes referred to as a "clawback" policy. This policy requires that an incentive award paid out based on A-Mark's performance will be subject to forfeiture if there occurs a restatement of A-Mark's financial statements and the restated financial information would have resulted in a reduced payout (if the award were paid out within the preceding 36 months). This policy applies even if the executive did not engage in misconduct leading to the restatement. The forfeited amount would be the amount by which the original payment exceeded the payment that would have resulted from the corrected financial information.

In this regard, we have also adopted a recoupment policy, as required by NASDAQ rules, providing that, subject to certain permitted exemptions, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee will seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent the compensation was based on erroneous financial data and exceeded what would have been paid under the financial results as restated.

Insider Trading Policy

A-Mark has adopted an Insider Trading Policy that governs the purchase, sale, and other transactions in A-Mark securities by directors, officers and employees, as well as such transactions by A-Mark. We recognize that our NEOs and directors may sell shares from time to time in the open market to realize value to meet financial needs and diversify their holdings, particularly in connection with exercises of stock options. All such sales transactions are required to comply with our insider trading policy.

Hedging Policy

Our insider trading policy precludes our NEOs and directors from short selling or buying exchange-traded put options or call options associated with our stock. We restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.

Tax Deductibility of NEO Compensation

Internal Revenue Code Section 162(m) provides that A-Mark cannot claim tax deductions for most forms of compensation in excess of $1.0 million in a given year paid to each of our CEO and CFO and certain other highly compensated executive officers. In setting compensation for our NEOs, the Compensation Committee regards Section 162(m) as a lawful tax obligation of the Company separate from the tax obligations of the NEOs receiving the compensation. The greater focus in the compensation-setting process is the amount and timing of expense recognition by A-Mark; the tax impact of Section 162(m) is an additional consideration but not a significant one.

COMPENSATION COMMITTEE REPORT

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to senior executive officers compensation arrangements, evaluate the performance of the executive officers in light of those goals and objectives, determine the executive officers’ compensation levels based on this evaluation, assist our executive officers in formulating compensation programs applicable to our other senior management and oversee our equity compensation plan.

Our Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon the reviews and discussions, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2024 Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Jess M. Ravich, Chair

Ellis Landau

John U. Moorhead

Kendall Saville

OTHER COMPENSATION INFORMATION

Summary Compensation Table - Fiscal 2024

The table below sets forth the compensation of the Company's named executive officers ("NEOs") for fiscal 2024, 2023 and 2022.

Summary Compensation Table - Fiscal 2024, 2023, and 2022
Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Gregory Roberts	2024	1,000,000	—	5,652,036	—	250,000	86,545	6,988,581
Chief Executive Officer and Director	2023	560,000	—	—	—	840,000	51,081	1,451,081
Principal Executive Officer	2022	560,000	—	212,476	—	840,000	48,833	1,661,309
Thor Gjerdrum	2024	650,000	—	—	—	250,000	48,850	948,850
President	2023	650,000	—	—	—	731,250	49,628	1,430,878
	2022	550,000	—	1,067,622	—	625,000	47,577	2,290,199
Brian Aquilino	2024	325,000	—	—	—	100,000	24,728	449,728
Chief Operating Officer	2023	297,784	300,000	—	165,608	—	18,750	782,142
	2022	278,344	250,000	—	—	—	24,049	552,393
Carol Meltzer	2024	300,000	125,000	—	—	—	33,799	458,799
Executive Vice President, General Counsel,	2023	300,000	257,500	—	—	—	32,452	589,952
Secretary and Director	2022	185,000	250,000	—	—	—	21,853	456,853
Kathleen Simpson-Taylor	2024	400,000	200,000	—	—	—	14,850	614,850
Chief Financial Officer	2023	400,000	515,000	—	—	—	13,725	928,725
Principal Financial Officer	2022	392,500	500,000	—	—	—	27,959	920,459

(1)
Salary amounts represent salary paid for services performed in the fiscal year. Salary payments received may vary due to the timing of pay periods that start in one fiscal year and end in the next.
(2)
Bonus amounts for fiscal 2024 reflect discretionary bonuses paid to Ms. Meltzer and Ms. Simpson-Taylor for fiscal 2024 performance. See “Compensation Discussion and Analysis.”
(3)
The value of the stock award in fiscal 2024 shown in this column is the amount of the grant-date fair value of the four-year cash incentive award granted to the CEO, computed in accordance with FASB ASC Topic 718. The valuation assumptions used for determining the fair value of that award are summarized in Note 17 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024. The terms of the award are described in in the Compensation Discussion & Analysis above and footnote (3) to the Grants of Plan-Based Awards Table below.
(4)
Non-equity incentive plan compensation paid for fiscal 2024 is described in greater detail above in “Compensation Discussion and Analysis.”
(5)
Amounts in this column for fiscal 2024 are as follows:
•
Mr. Roberts received $9,000 as a car allowance, $21,776 as a 401(k) matching contribution, and $55,769 as a cash payment in lieu of vacation time.
•
Mr. Gjerdrum received $9,000 as a car allowance, $14,850 as a 401(k) matching contribution, and $25,000 as a cash payment in lieu of vacation time.
•
Mr. Aquilino received $10,978 as a 401(k) matching contribution and $13,750 as a cash payment in lieu of vacation time.
•
Ms. Meltzer received $11,587 as a 401(k) matching contribution, and $22,212 as a cash payment in lieu of vacation time.
•
Ms. Simpson-Taylor received $14,850 as a 401(k) matching contribution.

Grants of Plan-Based Awards -- Fiscal 2024

Name	Grant Date	Date of Board or Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Other Option Awards; Number of Shares Underlying Options (#)	Exercise price of option awards ($)	Grant-date fair value of stock and option awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Gregory N. Roberts	7/1/2023	2/14/2023	—	1,000,000	2,000,000	—	—	—
	7/1/2023	2/14/2023	—	—	—	(3)	(3)	5,652,036
Thor Gjerdrum	10/11/2023		91,406	487,500	731,250	—	—	—
Brian Aquilino	10/11/2023		—	162,500	—	—	—	—
Carol Meltzer	―		—	—	—	—	—	—
Kathleen Simpson-Taylor	―		—	—	—	—	—	—

(1)
Grant of annual incentive to the executive, as discussed in the CD&A.
(2)
This column reports the grant-date fair value of equity awards granted to the executives in fiscal 2024. See also footnote (3) to the Summary Compensation Table.
(3)
This award is a cash incentive bonus payable based on total stockholder return in the period of fiscal 2024 - 2027 (the four-year term of the CEO's employment agreement). The incentive bonus will equal two percent of the total stockholder return on the shares of common stock outstanding at June 30, 2023, including dividends paid during the four-year period, minus the total salary and annual cash bonuses paid to the CEO for services during that period. This award is analogous to a cash-settled stock appreciation right with a base price that is at a premium over the market price of our shares at the grant date, such premium being measured by the direct cash compensation paid to the CEO during the four-year period. Payment will occur at the end of the performance period, subject to acceleration in the event of certain terminations of employment or a change in control.

Outstanding Equity Awards At Fiscal Year-End — Fiscal 2024

	Outstanding Equity Awards At Fiscal Year-End - Fiscal 2024
	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Gregory N. Roberts	200,000	—		9.25	2/19/2026	—		—
	150,000	—		8.40	2/19/2026	—		—
	70,000	—		3.10	8/30/2028	—		—
	20,000	—		5.00	8/30/2028	—		—
	425,460	—		1.63	11/22/2029	—		—
Thor Gjerdrum	—	—		—	─	9,624	(2)	311,529	(2)
Brian Aquilino	5,000	5,000	(3)	39.69	2/1/2033	—		—
Carol Meltzer	9,000	—		6.05	1/26/2027	—		—
	6,000	—		3.10	8/30/2028
Kathleen Simpson-Taylor	20,000	—		2.74	9/30/2029	—		—
	5,000	—		3.10	8/30/2028	—		—
	5,000	—		4.76	10/2/2027	—		—

(1)
All options in this column were fully vested and exercisable at June 30, 2024.
(2)
These restricted stock units vest on June 30, 2025. Market value is based on the closing price of A-Mark Common Stock on the Nasdaq Global Select Market on June 30, 2024, $32.37 per share.
(3)
These options vest and become exercisable on June 30, 2025.

Option Exercises and Stock Vested -- Fiscal 2024

The table below provides information regarding stock options exercised and stock awards vested during fiscal 2024 for each of our named executive officers. The value realized upon exercise of the options when accompanied by a sale is based on the weighted average market price of sales of the shares underlying the options on the day of exercise. In the cases of option exercises not accompanied by sales and vesting of stock awards, the value is based on the closing price of our shares on the Nasdaq Global Select Market on the day the option was exercised or the stock award vested.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Gregory N. Roberts	83,600	2,184,913	—	—
Thor Gjerdrum	14,296	435,596	9,624	311,529
Brian Aquilino	60,000	2,005,536	—	—
Carol Meltzer	1,000	33,156	—	—
Kathleen Simpson-Taylor	—	—	—	—

Potential Payments upon Termination of Employment or Change in Control

The following information describes and quantifies (where possible) certain enhanced compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on June 30, 2024. Voluntary resignation or termination for cause would not result in any enhancement in compensation.

In fiscal 2024, two of our named executive officers, Gregory N. Roberts and Thor Gjerdrum, had employment agreements providing for certain payments and benefits in the event of termination of the executive due to death, total disability, or in other specified circumstances. Under those employment agreements, severance payments to the executive were payable if, during the term of the employment agreement, the executive’s employment was terminated by us without cause or was terminated by the executive for “Good Reason,” as defined. Severance for such a termination in fiscal 2024 would have been payable as follows:

•
For Mr. Roberts, a lump-sum amount equal to the annualized level of salary paid during the 36 months preceding the month of termination plus the average annual incentive paid for the three fiscal years prior to the year of termination, but in any case not less than $2 million.
•
For Mr. Gjerdrum, continued payments of base salary for one year at the rates specified in the employment agreement.

In addition, these executive officers would have been entitled to the following:

•
Payment of compensation accrued as of the date of termination, consisting of salary, performance bonus earned in any fiscal year completed before termination but not yet paid, unreimbursed business expenses reimbursable under the employer’s expense policies and payment in lieu of accrued but unused vacation.
•
Payment of the pro rata portion of the performance bonus for the fiscal year of termination (based on the portion of the fiscal year worked), payable if and when such bonus would have been paid if employment had continued.
•
Mr. Roberts would receive a payout of his four-year cash incentive award (the "Accelerated Payout"), determined as follows: the performance period would end upon his termination, in which case he would be paid the cash value of the award based on the total stockholder return from July 1, 2023 through such end date of the performance period, reduced by the amount of salary and bonuses earned by him during the performance period.

Good Reason would have arisen if A-Mark materially decreased or failed to pay the executive’s base salary or performance bonus, or materially changed the executive’s job description or duties in a way adverse to the executive, or relocated the executive’s job site by more than a specified distance without his consent, if in each case A-Mark failed to cure the circumstances after notice from the executive. Other material breaches of the employment agreement could constitute “Good Reason” in some instances.

In the event of termination of any of the two senior executive officers' employment during fiscal 2024 in other circumstances, the termination payments and benefits would have been as follows:

•
For all terminations, the compensation accrued as of the date of termination (as summarized above) would have been paid.
•
In the event of termination due to death or total disability, the executive would have received the pro rata performance bonus for the fiscal year of termination, and pro rata vesting of equity awards, and Mr. Roberts would receive the Accelerated Payout of his four-year cash incentive award.
•
In the event of a termination not for cause or for Good Reason, or death or disability, Mr. Roberts or his dependents would receive continued health benefits paid by the employer for six months.

Under our agreements with these executives, their rights to cash severance are not enhanced if there has occurred a change in control of A-Mark. The employment agreements provide that certain payments under the agreements will be reduced if, following a change in control, the executive would be subject to the “golden parachute” excise tax and the reduction in payments would result in the executive realizing a greater after-tax amount.

The agreements governing stock options and RSUs granted to our named executive officers provide that vesting will accelerate in full upon a change in control of A-Mark. In the event of a change in control during the performance period for Mr. Roberts' four-year cash incentive award, the performance period will end upon the change in control and he will receive the Accelerated Payout of the award.

Summary of Payments Upon Termination or Change in Control if Occurring on June 30, 2024

The table below shows the estimated value of enhanced compensation to which a named executive officer would have been entitled if the executive’s employment had been terminated on June 30, 2024. For purposes of valuing these amounts, we took into account the following considerations:

•
Amounts shown for compensation following a change in control assume that no payment to a named executive officer would have been reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. No named executive officer is eligible to receive a “gross-up” payment to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes.
•
Except as otherwise indicated, all amounts reflected in the table would be paid on a lump-sum basis based on a June 30, 2024 termination date, subject to any applicable six-month delay required under Section 409A of the Internal Revenue Code.
•
Equity awards that immediately vest upon termination or a change in control are valued at $32.37 per share, the closing price of our shares on the last trading day of fiscal 2024 on the Nasdaq Global Select Market.

Name	Involuntary Termination (including by Executive for Good Reason) ($)(1)		Occurrence of a Change in Control ($)	Involuntary Termination Following a Change in Control ($)(1)		Retirement ($)	Death or Disability ($)(1)
Gregory N. Roberts	2,038,350	(2)	—	2,038,350	(2)	—	38,350	(2)
Thor Gjerdrum	961,529	(3)	311,529	650,000	(3)	—	—
Brian Aquilino	—		—	—		—	—
Carol Meltzer	—		—	—		—	—
Kathleen Simpson-Taylor	—		—	—		—	—

(1)
Bonus amounts for fiscal 2024 became non-forfeitable at June 30, 2024, although the amounts were determined after fiscal year end. Those bonus amounts, which would have been payable on a pro rata basis upon an involuntary termination not for cause, a termination by the executive for Good Reason, or death or disability prior to year end, are reflected in the Summary Compensation Table and are not shown as enhancements to compensation in this column.
(2)
Includes estimated value of healthcare benefits ($38,350 for Mr. Roberts), to be provided for six months following termination of employment.
(3)
Severance payments of $650,000 for Mr. Gjerdrum would be paid at payroll dates over the one-year period following termination.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Gregory N. Roberts, our Chief Executive Officer.

To identify the employee whose annual total compensation represents the median of that of our employees (the "median employee"), our methodology and the material assumptions, adjustments and estimates were as follows:

We determined that, as of June 30, 2023, our employee population (other than our CEO) consisted of approximately 427 individuals working for us and our consolidated subsidiaries, including all full-time, part-time, seasonal and temporary employees. Foreign employees were less than 1% of our workforce at that time, and were excluded from the analysis.

To identify the fiscal 2023 “median employee” from our employee population, we conducted an analysis of our entire U.S. employee population. Given the variety of the jobs filled by our employees across multiple industries, we use a variety of pay elements to compensate our employees. For example, some employees are paid an hourly wage while others are paid a fixed salary. In addition, many of our employees have historically received cash bonuses. Consequently, we used payroll data and selected all wages (as defined for U.S. federal income tax purposes) paid, including hourly, overtime, salary and bonuses, as the most appropriate measure of compensation. We used all such compensation paid to our employees in the 2023 calendar year. In making these calculations, we annualized, as permitted, the compensation of those permanent employees who were hired after January 1, 2023. In our analysis, we did not annualize or otherwise adjust compensation for temporary or seasonal employees and did not make any full-time adjustments for part-time workers. Additionally, we made no cost-of-living adjustments in our calculations.

In accordance with the SEC's instructions for determining the CEO pay ratio, we have used the median employee determined for fiscal 2023 as the median employee for fiscal 2024. In this regard, we believe that, in fiscal 2024, there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our CEO pay ratio disclosure.

We calculated our median employee’s fiscal 2024 total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, the same way we calculated the total compensation of our CEO as disclosed in our Summary Compensation Table. Using this methodology, we determined that our median employee’s fiscal 2024 total compensation was $63,095. Based on this information, we estimate that, for 2024, our CEO’s annual total compensation was approximately 110.8 times that of the median of the annual total compensation of all other employees. As discussed above, the CEO's fiscal 2024 compensation was higher than in other fiscal years in large part due to the grant of an equity award that represents potential compensation for four fiscal years, 2024 - 2027, which is the period of our CEO's employment agreement. We do not anticipate granting further equity awards as compensation for the CEO's services in this period.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation deemed to be "actually paid" (as that term is used in Item 402(v)) and certain key metrics relating to A-Mark's financial performance. For further information concerning how our executive compensation program is structured and how we align executive compensation with A-Mark's performance, please see the section “Compensation Discussion and Analysis” above.

					Value of initial fixed $100 investment from June 30, 2020:
Fiscal Year	Summary compensation table total for CEO $	Compensation actually paid to CEO $	Average summary compensation table total for other NEOs $	Average compensation actually paid to other NEOs $	A-Mark total stockholder return $	Peer group total stockholder return $	Net Income attributable to A-Mark ($,000s)	Pre-tax profits ($,000s)
2024	6,988,581	4,568,494	618,057	590,917	427.09	127.32	68,546	82,778
2023	1,451,081	1,809,983	974,708	1,216,967	468.95	86.38	156,360	203,170
2022	1,661,309	4,550,183	1,152,770	1,691,984	383.74	69.97	132,536	166,417
2021	1,951,844	8,606,607	795,315	1,385,858	267.34	195.03	159,637	192,801

The Principal Executive Officer (‘‘CEO’’) and Other NEOs for the applicable fiscal years were as follows:

2024 and 2021: Mr. Roberts served as our CEO, and Mr. Gjerdrum, Mr. Aquilino, Ms. Simpson-Taylor and Ms. Meltzer served as our Other NEOs.

2023 and 2022: Mr. Roberts served as our CEO, and Messrs. Gjerdrum, Wittmeyer, Aquilino and Ms. Simpson-Taylor served as our Other NEOs.

The companies listed below are the peer companies included in the table above, in the indicated lines of business. The same companies constituted our peer companies for fiscal 2023:

Alternative Brokerage Firms	Alternative Financial Services	E-Commerce
BGC Group, Inc. (BGC)	Enova International, Inc. (ENVA)	Carvana Co. (CVNA)
IG Group Holdings plc (IGG.L)	EZCORP, Inc. (EZPW)	Stitch Fix, Inc. (SFIX)
StoneX Group Inc. (SNEX)	FirstCash Holdings, Inc. (FCFS)	The Lovesac Company (LOVE)
Swissquote Group Holding Ltd (SQN.SW)	Regional Management Corp. (RM)	Liquidity Services, Inc. (LQDT)
B. Riley Financial, Inc. (RILY)	World Acceptance Corporation (WRLD)	Beyond, Inc. (BYON)
Oppenheimer Holdings Inc. (OPY)	GreenDot Corporation (GDOT)	PC Connection, Inc. (CNXN)

The Summary Compensation Table totals reported for our CEO for fiscal 2021 - 2024 and those amounts for the Other NEOs reflected in the table above were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2024		2023		2022		2021
	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs
Summary Compensation Table Total	6,988,581	618,057	1,451,081	974,708	1,661,309	1,152,770	1,951,844	795,315
Adjustments:
Deduction for amount reported under the “Stock Awards” and Deduction for amount reported under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table	(5,652,036)	—	—	(41,402)	(212,476)	(266,906)	—	—
Increase - year-end fair value of equity awards granted during year that remain unvested at year end (1)	3,231,949	—	—	36,395	—	232,780	—	—
Increase - vest-date fair value of equity awards granted during year that vested during year		—	—	—	212,476	42,498	—	—
Increase/deduct - Change in fair value of all equity awards unvested at prior year end and at year end (year-end fair value minus prior-year-end fair value)		(18,077)	—	186,979	1,432,515	418,359	4,547,502	425,592
Increase/deduct - Change in fair value of all equity awards unvested at prior year end that vested during year (vest date fair value minus prior-year-end fair value)		(17,725)	358,902	48,738	1,456,359	112,483	2,107,261	164,951
Deduct - Fair value of equity awards unvested at prior year end but forfeited during year (deduct fair value at prior year end)			—	—	—	—	—	—
Increase - dividends paid on restricted stock and dividend equivalents accrued on unvested equity awards during the year (not otherwise counted in the Summary Compensation Table or year-end or vest-date fair value of equity awards)	—	8,662	—	11,549	—	—	—	—
Total adjustments:	(2,420,087)	(27,140)	358,902	242,259	2,888,874	539,214	6,654,763	590,543
Compensation actually paid	4,568,494	590,917	1,809,983	1,216,967	4,550,183	1,691,984	8,606,607	1,385,858

Relationship Between Compensation Actually Paid and Performance Measure

The chart below shows graphically, for the period of fiscal 2021 - 2024, the total stockholder return of an investment of $100 on June 30, 2020 in A-Mark common stock, as compared to the performance an equal investment in the peer company group identified above. The chart also shows the "compensation actually paid" in each of the four years in that period.

AMRK TSR & Peer TSRs vs. Compensation Actually Paid
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Compensation Actually Paid ($M)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Value of $100 Investment From 6/30/2020
$8.61
$1.39
$4.55
$1.69
$1.81
$1.22
$4.57
$0.59
$267.34
$383.74
$468.95
$427.09
$195.03
$69.97
$86.38
$137.32
6/30/21
6/30/22
6/30/23
6/30/24
PEO CAP
Average NEO CAP
AMRK
Peer Group

A-Mark's total stockholder return on an investment of $100 at June 30, 2020, has been exceptional: 167% in 2021, 284% in the two-year period of fiscal 2021 and 2022, 369% in the three-year period fiscal 2021 - 2023 and 327% in the four-year period fiscal 2021 - 2024. Year-over-year results also were very positive in fiscal 2022 (44%) and fiscal 2023 (22%); fiscal 2024 resulted in a one-year total stockholder return of -8.9%. Our total stockholder returns greatly exceeded the total stockholder returns of our peer group during these periods. Peer group returns were 95% in 2021, negative 30% in the two-year period of 2021 and 2022, negative 14% in the three-year period 2021 - 2023 and 37% in the four-year period 2021 - 2024 . For further comparison, A-Mark's total stockholder returns also exceeded those of the Nasdaq Composite index, which were 45% in 2021, 11% in 2021 - 2022, 40% in 2021 - 2023 and 82% in 2021 - 2024.

The "compensation actually paid" to our CEO, as shown above, was generally aligned with A-Mark's performance in fiscal 2021 - 2024. In the period 2021 - 2023, in line with A-Mark's exceptional performance, our CEO was paid annual bonuses at maximum pre-set levels, together with discretionary bonus payouts in fiscal 2021 and 2022. A larger portion of the CEO's "compensation actually paid" in fiscal 2021 and 2022 resulted from increases in the fair value of his stock options that remained unvested at any time in the fiscal year. Note that "compensation actually paid," as defined in SEC rules, includes year-over-year changes in the fair value of unvested stock options, which treats those values as "actually paid" even though the executive has not exercised and, until the final vesting date, cannot exercise the option.

In fiscal 2024, "compensation actually paid" to the CEO reflected the increased compensation levels under the CEO's new employment agreement. The CEO's salary had not been increased in the five fiscal years prior to fiscal 2024. The CEO's fiscal 2024 annual bonus was substantially below the target level, which was based on pre-tax profits performance in accordance with the terms of his employment agreement. The largest element of "compensation actually paid" in fiscal 2024 was the newly awarded four-year cash incentive, which will provide value to the CEO only if he achieves robust total stockholder return (from a base share value of $36.32) through the end of fiscal 2027. In the three fiscal years before fiscal 2024, the CEO had received only one equity award, which at grant had a fair value less than half of his then annual salary. In effect, the CEO's "compensation actually paid" in fiscal 2024 aligns well with the long-term performance of A-Mark based on total stockholder return and pre-tax profits, and only appears less well aligned in relation to the one-year total stockholder return performance in fiscal 2024

Growth in the stock price represented the major portion of total stockholder return in fiscal 2021, 2022 and 2023 (dividends represent the remaining portion of total stockholder return), and the fair values of stock options and the four-year cash incentive award are closely aligned with stock price growth when the market price of our stock exceeds the exercise price of the option or base price of the incentive award. However, the CEO did not receive further grants of stock options after November 2019. As a result, his "compensation actually paid," although generally aligned with the favorable total stockholder returns in fiscal 2022 and fiscal 2023, in fact declined in those years due to the vesting of a portion of his stock options before the beginning of fiscal 2022 and 2023. The portion of the CEO's "compensation actually paid" attributable to stock options was 77% in 2021, 68% in 2022 and 20% in 2023; the CEO's four-year cash incentive award granted in fiscal 2024 constituted 71% of the "compensation actually paid" in that year, and will continue to be a significant component in the remainder of its vesting period (through fiscal 2027). For the other NEOs in the above table, equity grants during fiscal 2021 - 2023 tended to offset the vesting of equity awards granted before fiscal 2021 and the effect of the large increase in stock price in fiscal 2021, so that the "compensation actually paid" level averaged for the other NEOs remained relatively consistent in fiscal 2021, 2022 and 2023, except that the pay level for fiscal 2022 was higher mainly due to one equity award held by a person who first became an NEO in that fiscal year. The other NEOs received no equity grants in fiscal 2024, held few remaining unvested equity awards, and received annual incentive awards lower than in fiscal 2023, resulting in "compensation actually paid" that was aligned with fiscal 2024 total stockholder return

"Compensation actually paid" in fiscal 2021 - 2024 also was aligned with net income attributable to A-Mark ("A-Mark Net Income"). In the five years from fiscal 2015 to 2019, A-Mark Net Income averaged $4.45 million annually, with the highest A-Mark Net Income in any of those years being $9.3 million achieved in fiscal 2016. In fiscal 2020, A-Mark set a record for A-Mark Net Income, which was $30.5 million. During fiscal 2021, A-Mark Net Income grew to $159.6 million, more than five times the record net income achieved in the previous year. A-Mark's stock price and total stockholder return grew dramatically in fiscal 2021, in parallel with the growth in A-Mark Net Income. As discussed above, this resulted in an increase in fair value in equity awards held by the CEO and other NEOs which remained unvested at the start of fiscal 2021. A-Mark Net Income in fiscal 2022, 2023 and 2024, $132.5 million, $156.4 million and $68.5 million, respectively, remained at high levels compared to levels achieved before 2021, and the amounts of "compensation actually paid" to the CEO and other NEOs generally has corresponded to those results (although the CEO's "compensation actually paid" has been lower than the amount for fiscal 2021 and became higher in fiscal 2024 under his new employment agreement for the reasons discussed above.

"Compensation actually paid" in fiscal 2021 - 2024 also was generally aligned with net income before provision for income taxes, a GAAP item we refer to as "pre-tax profit." Pre-tax profit in fiscal 2021, $192.8 million, was more than five times higher than the record pre-tax profit achieved in fiscal 2020. Results in fiscal 2022 remained robust, at $166.4 million, and in fiscal 2023 pre-tax profit set a new record, at $203.2 million. In fiscal 2024, pre-tax profit was $120.4 million less than in fiscal 2023. The fiscal 2021 - 2023 results led directly to maximum annual incentive payouts to the CEO and for most other NEOs for whom pre-tax profit was the primary performance metric under pre-set bonus formulas, and were a significant factor in the determination of discretionary bonuses for other NEOs. The market price of our stock grew in fiscal 2021 and 2023 in a way generally corresponding to the growth in pre-tax profit, grew year-over-year in fiscal 2022 as A-Mark's businesses generated strong profits again, and declined in fiscal 2024 in the same direction as the decline in pre-tax profit. Share price growth led to growth in the fair value of the executives' equity awards that were unvested at the beginning of a given fiscal year. The "compensation actually paid" methodology excludes growth in options and equity awards once they are vested, which accounts in part for the year-over-year decline in the CEO's "compensation actually paid" in fiscal 2022 and 2023. As explained above, the CEO's compensation in fiscal 2024 was boosted under his new employment agreement, in particular by the grant of the four-year cash incentive award based on total stockholder return, which has resulted a year-over-year increase in the calculated "compensation actually paid" that is not aligned with fiscal 2024 performance metrics. Among the other NEOs, as stated above, equity grants during fiscal 2021 - 2023 tended to offset the vesting of equity awards and the effect of the large increase in share price in fiscal 2021; there being no new equity grants to the other NEOs in fiscal 2024, and with annual bonuses lowered as compared to fiscal 2023, their average "compensation actually paid" was aligned with fiscal 2024 pre-tax profit.

Most Important Financial Performance Measures

A-Mark has identified net income before provision for income taxes (which we refer to as pre-tax profit) as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure for annual incentive awards, with stock price being the metric most affecting the value of equity awards. Together, pre-tax profit and stock price create strong links between compensation actually paid to the CEO and the other NEOs and A-Mark’s performance in the fiscal years covered by the Pay Versus Performance disclosures. The following are the two most important financial performance measures used by A-Mark to link compensation actually paid to the CEO and other NEOs in fiscal 2024 to the Company’s performance:

(1)
GAAP net income before provision for income taxes ("pre-tax profit"). For the CEO, President and Chief Operating Officer, this financial measure is A-Mark's pre-tax profit; for NEOs responsible for specific business units, this financial measure is based on pre-tax profit attributable to the business units managed by the NEO.
(2)
Increase in stock price, which directly and positively affects the fair value of unvested stock options and restricted stock units and the CEO's four-year cash incentive award (which is based on total stockholder return).

Directors' Compensation

Under A-Mark's current Director Compensation Policy, which was also in effect during fiscal 2024, annual compensation to each non-employee director (not including compensation for special assignments and, as discussed below, excluding Mr. Wittmeyer) is as follows:

(1)
Cash retainer -- $60,000 for directors other than the Board Chairman, $120,000 for the Chairman.
(2)
Fees for Board Committee service:
•
Cash retainer for service as Chairman of Audit Committee or Chairman of Compensation Committee -- $10,000.
•
Cash retainer for service as Chairman of Nominating and Corporate Governance Committee -- $5,000.

•
Cash retainer for service as member (other than Chairman) of Audit Committee or Compensation Committee -- $5,000.
(3)
Annual equity award in the form of a grant of Restricted Stock Units (“RSUs”):
•
RSUs are granted with an aggregate grant-date value of $60,000 for each director other than the Board Chairman, who receives a grant with a value of $120,000.
•
The grant date for the RSUs is the day of the Annual Meeting of Stockholders.
•
RSUs will become vested one year from the date of grant, subject to accelerated vesting if service terminates due to death or disability, if service terminates for any reason at the Annual Meeting in the year after grant or if there occurs a change in control of A-Mark.
•
RSUs are credited with dividend equivalents, accrued as cash amounts payable at the time of settlement of the underlying RSUs (except that RSUs granted to a director subject to Canadian tax law have the dividend equivalents converted into additional RSUs).
•
Settlement of vested RSUs will occur promptly upon vesting, except that a Director may elect to defer settlement for a period of years or until termination of service (vested RSUs granted to a director subject to Canadian tax law will be settled only upon retirement or termination from the Board or death).

Grants of equity awards to a director upon commencement of service are determined by the Board or Compensation Committee at the time of appointment.

In addition, the Director Compensation Policy also stipulates:

•
No meeting fees are paid. Service as a member of a committee other than the Audit Committee or Compensation Committee does not result in additional compensation.
•
Directors who are employees of the Company are not paid additional compensation for service as a director.
•
The Board may approve special compensation to a non-employee director for non-recurring Board work; no special compensation was paid in fiscal 2024.
•
All directors are entitled to reimbursement by the Company for reasonable travel to and from meetings, and reasonable food and lodging expenses incurred in connection therewith and other reasonable expenses.

The Director Compensation Policy assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year,” for purposes of the Director Compensation Policy, will be deemed to begin on the date of our Annual Meeting of Stockholders.

Executive officers who serve as directors receive no additional compensation for such service.

The following table sets forth information regarding compensation earned by non-employee directors of the Company during fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Jeffrey Benjamin	120,000	119,985	—	—	239,985
Ellis Landau	72,500	59,993	—	—	132,493
Beverley Lepine	70,000	59,993	—	—	129,993
John Moorhead	70,000	59,993	—	—	129,993
Jess Ravich	75,000	59,993	—	—	134,993
Monique Sanchez	67,500	59,993	—	—	127,493
Kendall Saville	67,500	59,993	—	—	127,493

(1)
Grant date fair value of stock awards is computed in accordance with GAAP based on the closing price per share of our common stock on the grant date. Each independent director elected by our stockholders at our 2023 Annual Meeting of Stockholders received a grant of 2,319 restricted stock units (or deferred share units in the case of a director subject to the tax laws of Canada), except that the Chairman of the Board received a grant of 4,638 restricted stock units. Stock awards vest in full on the first anniversary of the date of grant, except that the awards are non-forfeitable in the event of termination of service due to death or disability or upon a change in control of A-Mark. At June 30, 2024, 4,638 restricted stock units subject to a risk of forfeiture (together with accrued cash dividend equivalents) were held by Mr. Benjamin and 2,319 such restricted stock units (together with accrued cash dividend equivalents) were held by each other independent director named in the table above other than Ms. Lepine, who held 2,346 restricted stock units subject to a risk of forfeiture.
(2)
At June 30, 2024, Ms. Sanchez and Mr. Saville each held an option to purchase 6,000 A-Mark shares, exercisable at $17.87 per share, which had previously vested as to one-third of the underlying shares on each of March 19, 2022, 2023 and 2024. These options were granted to the directors at the time they joined the Board in March 2021.

Effective June 30, 2023, Michael Wittmeyer stepped down as an executive officer; he continues to serve as a director of A-Mark. A-Mark engaged Mr. Wittmeyer as a consultant for fiscal 2024 and 2025. The engagement is a part-time commitment, providing for compensation to Mr. Wittmeyer in the amount of $15,000 per month. Mr. Wittmeyer is not compensated separately for his service as a director. Under his consulting agreement, he remains subject to the covenants in his employment agreement, including non-competition, non-solicitation, and confidentiality, during and for specified periods following the consulting period.

Equity Compensation Plan Information

The following table provides information as of June 30, 2024, with respect to the shares of our common stock that may be issued under existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and stock rights	(b) Weighted average exercise price of outstanding options, warrants, and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,261,794	$6.52	(1)	1,692,891	(2)
Equity compensation plans not approved by security holders	—	—		—
	1,261,794	$6.52	(1)	1,692,891	(2)

(1)
The weighted average exercise prices are calculated including the restricted stock units ("RSUs") as rights to acquire shares with an exercise price assumed to be zero. The weighted average exercise price of stock options for all outstanding stock options excluding RSUs was $7.10.
(2)
Represents shares that are available for future issuance under the 2014 Plan. All of the 2014 Plan shares that are available for future issuance include the following award types: stock options, stock appreciation rights, restricted stock units, restricted stock, and other "full-value" awards.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of their ownership of, and transactions in, the Company's common stock or other Company equity securities. To the Company's knowledge, based solely on a review of copies of such reports and representations of directors and executive officers, during the fiscal year ended June 30, 2024, all of such persons were in compliance with the applicable Section 16(a) reporting requirements.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's directors are elected at the Annual Meeting of Stockholders. Ten directors will be elected at the 2024 Annual Meeting.

The Board of Directors approved the nomination of the ten nominees set forth below. All of the nominees are currently serving on the Company’s Board of Directors, and all have consented to being named in this proxy statement and to serve if elected.

Unless authority to vote for the election of directors is withheld, the proxy will be voted FOR the election of the nominees named below.

Jeffrey D. Benjamin

Ellis Landau

Beverley Lepine

Carol Meltzer

John U. Moorhead

Jess M. Ravich

Gregory N. Roberts

Monique Sanchez

Kendall Saville

Michael R. Wittmeyer

In connection with the acquisition of JMB in March 2021, A-Mark entered into agreements that currently entitle former stockholders of JMB to designate two directors for nomination to the Board of Directors. Mr. Saville and Mr. Wittmeyer have been designated as those director nominees. In addition, the employment agreement between A-Mark and Mr. Wittmeyer provided that he will be nominated to serve as a director, and this commitment currently remains in effect.

A-Mark’s restated certificate of incorporation provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of A-Mark capital stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose.

Information Concerning Directors

You will find below background information, specific credentials, experience and other qualifications with respect to the nominees for election at the 2024 Annual Meeting. Each of the nominees has been nominated by the Board of Directors to serve until the next annual meeting of stockholders (in 2025) and until their respective successors are duly elected and qualified. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding their beneficial ownership of A-Mark’s common stock. No other nominations were submitted for the 2024 Annual Meeting.

Jeffrey D. Benjamin, age 63 Chairman of the Board & Director

Jeffrey Benjamin has served as Chairman of the Board and a Director since March 2014. Mr. Benjamin has been a Senior Advisor to Cyrus Capital Partners, L.P. since 2008, where he assists with distressed investments. Mr. Benjamin served as non-Executive Chairman of the Board of SGI from 2012 until March 2014 and as a Director of SGI from 2009 until March 2014. He is also a member of the Board of Directors and is Chairman of the Audit Committee of Rackspace Technology (Nasdaq: RX.) Mr. Benjamin served on the Boards of Directors of Caesars Entertainment Company from 2008 to 2017, Chemtura Corporation from 2010 to 2017, and American Airlines Group, Inc from 2013 to 2024. Mr. Benjamin holds an MBA from the Sloan School of Management at M.I.T. and a BA from Tufts University.

With his financial and business background and service as a public company director, as well as a personal involvement in numismatics, Mr. Benjamin contributes to the Board in matters of corporate finance, governance, business development and industry strategy.

Ellis Landau, age 80 Director

Ellis Landau has served as a Director since March 2014, and serves as a member of the Audit Committee and the Compensation Committee. Mr. Landau serves as a member of the Board of Directors of Second Wave Delivery Systems, LLC, an early-stage medical service company. In 2006, Mr. Landau retired as Executive Vice President and Chief Financial Officer of Boyd Gaming Corporation (NYSE: BYD), a position he held since he joined the company in 1990. Mr. Landau previously worked for Ramada Inc., later known as Aztar Corporation, where he served as Vice President and Treasurer, as well as U-Haul International in Phoenix and the Securities and Exchange Commission in Washington, D.C. Mr. Landau served as a director of SGI from 2012 until March 2014. From 2007 to 2011, Mr. Landau was a member of the Board of Directors of Pinnacle Entertainment, Inc. (NYSE: PNK), a leading gaming company, where he served as chairman of the audit committee and as a member of its nominating and governance committee and its compliance committee. Mr. Landau received his Bachelor of Arts in economics from Brandeis University and his M.B.A. in finance from Columbia University Business School.

Mr. Landau brings to the Board, the Audit Committee, and the Compensation Committee substantial experience in finance, accounting, executive compensation, and corporate governance matters.

Beverley Lepine, age 72 Director

Beverley Lepine has served as a Director since February 2015, and serves as the Chairperson of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Ms. Lepine retired as Chief Operating Officer from the Royal Canadian Mint, a Canadian Federal Crown Company, after 27 years in various positions, including Chief Financial Officer and Vice President of Manufacturing. Prior to joining the Royal Canadian Mint, Ms. Lepine worked from 1980 until 1987 for the Treasury Board Secretariat of the Government of Canada and Via Rail Canada. Upon graduating with a Bachelor's degree in Business Administration from Bishop's University in 1974, Ms. Lepine worked for Clarkson Gordon from 1974 until 1980 where she obtained her Chartered Professional Accountant ("CPA") designation in 1978. She obtained her Institute of Corporate Directors Certificate (ICD.D) in 2011. Ms. Lepine was Chair of the Board of Bruyere Continuing Care, a chronic continuing care hospital in Ottawa from 2008-2010 and was formerly a member of the Board of Pallium Canada.

Ms. Lepine's extensive knowledge of the worldwide minting and coinage industries provides the Board with insight and guidance in matters of business planning and growth strategy. She also brings a strong background and expertise in finance and accounting to bear as Chairperson of the Audit Committee and as a director.

Carol Meltzer, age 65 Executive Vice President, General Counsel, Secretary and Director

Carol Meltzer was appointed as a Director on December 23, 2021. Ms. Meltzer has served as our General Counsel, Secretary and Executive Vice President since March 2014, assuming those offices at the time of the spin-off. From 2006 to the spin-off, she held the positions of General Counsel, Secretary and Executive Vice President of SGI and its predecessor companies, and served in a variety of legal capacities for SGI since 1996. Ms. Meltzer previously practiced law at Stroock & Stroock & Lavan LLP and Kramer Levin Naftalis & Frankel LLP. Ms. Meltzer received B.A. and J.D. degrees from the University of Michigan, Ann Arbor. Ms. Meltzer also serves as General Counsel, Secretary and Executive Vice President of SGI and as a director of SGI.

John (“Jay”) U. Moorhead, age 72 Director

John ("Jay") Moorhead has served as a Director since March 2014, and serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He has been a Managing Director of Global Power Partners, an investment banking firm, since August 2015. Prior to that, he was a Managing Director at Ewing Bemiss & Co. from 2009 through July 2015, and served in the same capacity at Westwood Capital from 2005 until 2009 and at MillRock Partners from 2003 until 2005. From 2001 to 2003, Mr.

Moorhead was a corporate finance partner at C.E. Unterberg, Towbin. Mr. Moorhead served as a Director of SGI from 2009 until March 2014. Mr. Moorhead received his B.A. degree from the University of Vermont, and attended the Program for Management Development at Harvard Business School.

Mr. Moorhead brings to the Board expertise in corporate finance and valuable perspectives on public company growth and global competition. Mr. Moorhead also has significant experience in the area of executive compensation, which he draws upon as a member (and formerly Chairman) of our Compensation Committee.

Jess M. Ravich, age 67 Director

Jess Ravich has served as a Director since March 2014, and serves as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Ravich is the CEO and Chairman of the Board of ALJ Regional Holdings, Inc. From 2012 until 2019, he was a group Managing Director and Head of Alternative Products for The TCW Group, Inc., an international asset-management firm, which he joined in 2012. Prior to joining The TCW Group, Mr. Ravich served as Managing Director and Head of Capital Markets of Houlihan, Lokey, Howard & Zukin, Inc., an international investment bank. From 1991 through November 2009, Mr. Ravich founded and served as Chief Executive Officer of Libra Securities LLC, an investment banking firm serving the middle market. Prior to founding Libra, Mr. Ravich was an Executive Vice President of the fixed income department at Jefferies & Company, a Los Angeles-based brokerage firm, and a Senior Vice President at Drexel Burnham Lambert, where he was also a member of the Executive Committee of the high yield group. Mr. Ravich served as a Director of SGI from 2009 until March 2014. He also served on the Board of Directors of APEX Global Brands Inc. (formerly The Cherokee Group, Inc.) from 1993 - 2019.

Mr. Ravich is a graduate of the Wharton School at the University of Pennsylvania and Harvard Law School, where he was an editor of the Harvard Law Review.

With his extensive background in investment banking and the financial markets, Mr. Ravich provides Board leadership in matters of strategic development and business initiatives, including potential growth through acquisitions.

Gregory N. Roberts, age 62 Chief Executive Officer & Director

Greg Roberts has been Chief Executive Officer and a Director of A-Mark since July 2005. Mr. Roberts has served as President and Chief Executive Officer of SGI since March 2008. Mr. Roberts previously served as the President of SGI’s North American coin division, which included A-Mark. He is also a lifetime member of the American Numismatic Association. Through his day-to-day involvement in all aspects of the Company’s operations, Mr. Roberts provides a vital link between junior and senior management personnel and the general oversight and policy-setting responsibilities of the Board. Mr. Roberts is a Director of SGI (serving as such since 2000). Mr. Roberts also serves as Chief Executive Officer of SGI.

Mr. Roberts brings to the Board expertise in numismatics and trading, extensive knowledge of the precious metals industry and, in his role as Chief Executive Officer, in-depth knowledge of the Company and its business.

Monique Sanchez, age 54 Director

Monique Sanchez was appointed as a Director in 2021, and serves as the Chairperson of the Nominating and Corporate Governance Committee. Since 2008, Ms. Sanchez has held senior sales and business development roles at Google, including most recently as Director Agency Sales Development, where she is responsible for leading an agency development team focused on driving revenue growth across Google’s largest market: U.S. clients and agency holding companies. The eight years prior to Google, Ms. Sanchez held business development leadership roles at DoubleClick, which was acquired by Google in 2008. She is a mentor at Google’s women’s mentor program. Ms. Sanchez received her B.A. degree from Syracuse University.

With over 30 years’ corporate experience, including more than 22 years in the digital advertising industry, Ms. Sanchez brings to the Board a deep expertise in advertising technologies, sales and business development.

Kendall Saville, age 39 Director

Kendall Saville was appointed as a Director in 2021, and also serves as a member of the Audit Committee and the Compensation Committee. He previously served as Chairman of the Board of JMB. He co-founded PlayUSA, the largest legal US iGaming media network which was acquired by Catena Media (STO: CTM), and served as a primary consultant to Catena Media from 2016 to 2019. Mr. Saville’s investment specialty is in store-of-value businesses, and his focus for nearly a decade has been investments in cryptocurrency technology, including the largest cryptocurrency exchange in the Middle East, and decentralized finance. Kendall earned his Bachelor of Arts in Business Economics from the University of California, Santa Barbara. In 2021, Mr. Saville’s i15 Media and Ocean View Marketing iGaming assets were acquired by Catena Media, and he worked for two years as a primary consultant managing strategic growth projects for iGaming. Mr. Saville is on the Board of Impact DM Inc., the parent company of Milk Road, a cryptocurrency media startup.

Mr. Saville’s extensive experience in search engine optimization (SEO), digital marketing, and cryptocurrency provides the Board with valuable insight in matters of business planning and growth strategy.

Michael R. Wittmeyer, age 34 Director and Consultant to A-Mark

Michael R. Wittmeyer is the co-founder of JMB. His journey in entrepreneurship started in high school, when he founded and then sold a successful digital affiliate marketing business. Building on that achievement, Mr. Wittmeyer co-founded JMB in 2011. Eight years later, Mr. Wittmeyer was named EY Entrepreneur of the Year in the Retail/Consumer category in the Southwest region, and has led JMB to become one of the top precious metals retailers in the world. Mr. Wittmeyer, who has been a member of Entrepreneurs’ Organization since 2019, studied Marketing at Pennsylvania State University, and grew up in Western New York. Mr. Wittmeyer is also involved with Milk Road, a cryptocurrency media startup, and is a Board member of its parent company, Impact DM Inc. Mr. Wittmeyer also serves on the Board of Van Zilver Inc., which operates DTC e-commerce businesses in the health/beauty space.

Mr. Wittmeyer brings to the Board significant experience and expertise in e-commerce operations, search engine optimization (SEO), and digital marketing. His in-depth knowledge of JMB’s business is invaluable as the Board continues to grow its Direct-to-Consumer operations.

Information About Our Board Of Directors And Management

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company’s executive officers and management oversee the day-to-day operations of A-Mark. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors. Our directors also discuss business and other matters with the Chief Executive Officer and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors considers and establishes the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination based on the circumstances at the time of the determination, recognizing that no single leadership structure will best serve the Company in all cases. This allows the Board to use its broad experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining its ability to separate the roles of Chairman and Chief Executive Officer. In making this determination, the Board will consider the advantages that come from having leadership of the Board by a person other than the Chief Executive Officer. Even if a single person were to fill both roles, the Board anticipates that it would appoint a director to serve separately as the presiding or lead non-management director in order to preserve those advantages.

Mr. Benjamin has served as Chairman of the Board since March 2014. The Chairman of the Board has the authority to call special meetings of the Board, sets the agenda for Board meetings, acts as a Board liaison with the Chief Executive Officer, chairs meetings of the Board and communicates the Board of Directors’ feedback to the Chief Executive Officer. The Board believes that Mr. Benjamin’s work experience, education and leadership ability make him the best choice currently to serve as our Chairman of the Board.

In fiscal 2024, the Board of Directors met seven times. Each director attended at least 75% of the meetings of the A-Mark Board of Directors and Board committees, if any, of which he or she was a member during the period of the director's service in fiscal 2024.

Under the Company’s policy, each director of the Company is expected to be present at annual meetings of stockholders (including by virtual means), absent exigent circumstances that prevents his or her attendance. At our Annual Meeting held in October 2023, all of our directors were in attendance.

The Company’s Board of Directors has determined that all nominees for the Board of Directors other than Greg Roberts, Carol Meltzer, and Michael Wittmeyer qualify as “independent” as that term is currently defined in Rule 5605(a)(2) and (c)(2) of the Nasdaq listing standards.

Committees of the Board

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
4 Members 4 Independent	4 Members 4 Independent	4 Members 4 Independent

Audit Committee

The duties and responsibilities of the Audit Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

•
to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes, including all aspects of our internal control over financial reporting;
•
to prepare the audit committee report required by the SEC in our annual proxy statements;
•
to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;

•
to review and discuss with management our earnings press releases;
•
to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;
•
to review the qualifications, performance and independence of our independent registered public accounting firm; and
•
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The members of the Audit Committee are Ms. Lepine (Chairperson), Mr. Landau, Mr. Ravich and Mr. Saville. Each of the members is an independent director, as defined under the rules of The Nasdaq Stock Market and our Corporate Governance Guidelines, and meets the criteria for independence under Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 and otherwise satisfies the conditions of The Nasdaq Stock Market rules for audit committee membership, including the financial literacy requirements. In addition, Ms. Lepine qualifies as an "audit committee financial expert," in compliance with the rules and regulations of the SEC and The Nasdaq Stock Market.

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

•
to determine, or recommend for determination by our Board of Directors, the compensation of our chief executive officer and other executive officers;
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to establish, review and consider employee compensation policies and procedures;
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to review and approve, or recommend to our Board of Directors for approval, any employment contracts or similar arrangement between the Company and any executive officer of the Company;
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to review and discuss with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company;
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to review, monitor, and make recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans; and
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to appoint, compensate and oversee any compensation consultant, legal counsel or other advisor retained by the Compensation Committee in its sole discretion.

The members of the Compensation Committee are Mr. Ravich (Chairman), Mr. Landau, Mr. Moorhead and Mr. Saville. Each of the members of the Compensation Committee is an independent director, as defined under the rules of The Nasdaq Stock Market and our Corporate Governance Guidelines, and otherwise satisfies the conditions of The Nasdaq Stock Market rules for compensation committee membership.

The Committee often requests our CEO, General Counsel and other senior executives to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the Committee or the Board of Directors, and to provide information to the Committee and the Board regarding compensation issues. These executives provide insight, suggestions and recommendations, as requested by the Committee, regarding executive compensation matters. The Committee also meets with our CEO to discuss his compensation package and his recommendations for other executives. In this regard, the Committee from time-to-time authorizes the CEO to negotiate on compensation matters and, for non-executive officers, to make determinations regarding compensation. Ultimately, the terms of compensation of our CEO and other executive officers are subject to the approval of the Compensation Committee.

Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

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to recommend to our Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between stockholder meetings;
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to make recommendations to the Board of Directors regarding corporate governance matters and practices; and
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to recommend members for each committee of the Board of Directors.

The members of the Nominating and Governance Committee are Ms. Sanchez (Chairperson), Ms. Lepine, Mr. Moorhead and Mr. Ravich. Each of the members is an independent director, as defined under the rules of The Nasdaq Stock Market and our Corporate Governance Guidelines.

Corporate Governance Guidelines

Our Board of Directors has adopted our Corporate Governance Guidelines that set forth our policies and procedures relating to corporate governance. Our Corporate Governance Guidelines are available on our website, https://ir.amark.com/corporate-governance/governance-documents.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members. The Committee believes that members of the Company’s Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. These qualities, which are only threshold criteria and are subject to limited exceptions, include integrity, absence of conflict of interest which would impair the ability to serve, fair and equal representation, achievement, oversight, business understanding and available time.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and consider the extent to which the membership of the candidate on the Board will promote diversity among the directors (for this purpose, diversity includes diversity of background, experience, business skills, business relationships and other attributes). In its discretion, the Committee may solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. The Committee maintains appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

It is the policy of the Company that the Nominating and Corporate Governance Committee of the Board consider recommendations for the nomination of directors submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The Nominating and Corporate Governance Committee will give consideration to these recommendations for positions on the Board where the Committee has not determined to re-nominate a qualified incumbent director. The Nominating and Corporate Governance Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the Committee for Board candidates. In considering any recommendation for the nomination of directors, the Nominating and Corporate Governance Committee will take into account the size and duration of a recommending stockholder’s ownership interest in the Company. Only those recommendations whose submission complies with the procedural requirements adopted by the Nominating and Corporate Governance Committee will be considered by the Committee.

Oversight of Risk Management

Our Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. It believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making. Our Board encourages and management promotes a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also works, with the input from our executive team, to assess on an on-going basis and analyze the most likely areas of future risk for us.

Code of Ethics

Our Board of Directors has adopted policies setting forth ethical standards for our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers, in accordance with applicable rules and regulations of the SEC and The Nasdaq Stock Market. These policies, including our Code of Business Conduct and Ethics for All Employees and Code of Ethics for Senior Financial Officers and Other Designated Employees, are available on our website, https://ir.amark.com/corporate-governance/governance-documents.

Stockholder Communications to the Board

The Company’s security holders may send communications to the Board of Directors. All communications should be delivered either in writing addressed c/o Legal Department at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245 or by e-mail to directors@amark.com. All communications must be accompanied by the following information: a statement of the type and amount of the securities of the Company that the person holds; and any special interest, meaning an interest not in the capacity as a stockholder of the company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Concerns about accounting, internal accounting controls or auditing matters should be reported pursuant to the procedures outlined on our website at https://ir.amark.com/corporate-governance, under “Policy on Reporting Questionable Accounting or Auditing Matters."

Executive Officers

A-Mark’s current executive officers are as follows:

Name	Age	Position(s)
Gregory N. Roberts	62	Chief Executive Officer and Director
Thor Gjerdrum	57	President
Kathleen Simpson-Taylor	61	Chief Financial Officer, Executive Vice President and Assistant Secretary
Brian Aquilino	52	Chief Operating Officer
Carol Meltzer	65	Executive Vice President, General Counsel, Secretary, and Director

See “Information Concerning Directors”, above, for information relating to Ms. Meltzer and Mr. Roberts.

Thor Gjerdrum was appointed as President on September 7, 2016. Mr. Gjerdrum served as A-Mark’s Executive Vice President and Chief Operating Officer from July 2013 to September 2016 and as our Chief Financial Officer and Executive Vice President from 2002 to May 2008 and from May 2010 to June 30, 2013. Mr. Gjerdrum was Chief Financial Officer and Executive Vice President of SGI from June 2008 to April 2010. Previously, Mr. Gjerdrum held a variety of positions with two publicly traded telecommunications companies, the last of which was as Vice President of Finance, and also worked in public accounting. Mr. Gjerdrum received a Bachelor of Science degree in Accounting from Santa Clara University.

Kathleen Simpson-Taylor has served as Chief Financial Officer since September 30, 2019. Prior to that time, she served as Executive Vice President, Controller and Assistant Secretary since November 2017 after serving as Vice President, Controller and Assistant Secretary since January 2016. Ms. Simpson-Taylor formerly held various management and executive positions for Mattel, Inc. from 1995 to 2015, including as Vice President, Mattel Division Finance and Vice President, USA Finance, and also served as a member of the Board of Directors of the Mattel Federal Credit Union from 2002 through 2004. Prior to Mattel, Ms. Simpson-Taylor held management positions at Ernst and Young, LLP, in both their US and Spain practice offices. Ms. Simpson-Taylor, a Certified Public Accountant, holds a Bachelor of Science degree in Accounting from Loyola Marymount University. In addition to serving as Chief Financial Officer, Ms. Simpson-Taylor also serves as Executive Vice President and Assistant Secretary of A-Mark, and as a Board member of Silver Gold Bull, Inc., a consolidated subsidiary of the Company.

Brian Aquilino was appointed as Chief Operating Officer on March 9, 2020. Mr. Aquilino has been with A-Mark since 2001, where he served as Director of Operations and then Vice President of Operations since 2011. Mr. Aquilino has over 25 years of operations experience, including positions at AT&T and Covad Communications. Mr. Aquilino received a Bachelor of Arts degree from the University of Denver.

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OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN NOMINEES DESCRIBED EARLIER IN THIS PROXY STATEMENT.

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PROPOSAL NO. 2 - PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE FISCAL YEAR 2024 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

We are providing stockholders with the opportunity to cast an advisory vote on the fiscal year 2024 compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders approve the fiscal year 2024 compensation of A-Mark’s executive officers named in the Summary Compensation Table, as disclosed in A-Mark’s Proxy Statement dated October 3, 2024, including the compensation tables, the section entitled “Compensation Discussion and Analysis” and other executive compensation disclosures.

Please refer to the sections of this Proxy Statement above for a discussion of our executive compensation practices and the fiscal 2024 compensation of our NEOs.

Our executive compensation program has been designed to strongly promote the success of our business, by attracting and retaining an experienced and capable management team and providing incentives to achieve and exceed our goals and, in doing so, building long-term value for stockholders. We believe that our fiscal year 2024 compensation of our named executive officers met the objectives of our program and helped to promote our long-term business success.

In making the decision to approve fiscal year 2024 compensation, stockholders are urged to consider the following:

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A-Mark's results in fiscal 2024 were not at the high levels achieved in three preceding fiscal years. Fiscal 2024 pre-tax profit was $82.8 million, a level lower than the target level set for our CEO and other NEOs for payment of the fiscal 2024 annual incentive awards based on pre-tax profit.
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Based on the achieved level of pre-tax profit, the Compensation Committee authorized payout of annual incentive awards to the CEO, President and COO below target levels. In the case of the CEO, at his request the annual incentive payout was 24% below the amount called for under his employment agreement.
•
Bonus payouts to other named executives were discretionary bonuses at substantially lower levels than in previous years. These bonuses were in recognition of their individual accomplishments in fiscal 2024, but took into account also A-Mark's overall performance.
•
Total Stockholder Return (TSR) had been outstanding in the fiscal years preceding 2024, but declined in fiscal 2024. Based on stock price appreciation and dividends paid (assuming reinvestment of those dividends), TSR through the end of fiscal 2024 was -8.9% for one year, but, annualized, was a robust 16.9% for three years and 44.2% for five years. At September 19, 2024, our stock price had increased 34% since the end of fiscal 2024 (a TSR, annualized, of 18.0% since the beginning of fiscal 2024), representing performance consistent with that in the fiscal 2020 - 2023 period.
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In fiscal 2024, only one equity award was granted to our named executive officers. As described in the Compensation Discussion and Analysis above, upon entry into a new employment agreement with our CEO effective July 1, 2023, we granted a long-term incentive award to him that will provide for a cash payment based on total stockholder return through June 30, 2027. This award was intended to serve as equity compensation for the full four years; the Compensation Committee does not anticipate granting additional equity awards to the CEO in that period. Under SEC compensation reporting rules, the full grant-date fair value of the award is reflected in the Summary Compensation Table as fiscal 2024 compensation. The value of this award is closely linked to Total Stockholder Return; at the end of fiscal 2024, the fair value of this equity award had declined by $2.42 million.

•
Equity awards in the form of stock options and restricted stock units have been granted to named executive officers in connection with entry or renewal of employment agreements, upon promotions and at other times, but have not been a regular annual component of compensation. Our Compensation Committee regards the value of these awards as reasonable in order to secure a long-term service commitment (including certain covenants for the protection of our business), as a component of long-term compensation and as a way for executives to appropriately share in the total returns received by our stockholders.
•
Although the CEO's salary level in fiscal 2024 was increased, the Compensation Committee made that decision in fiscal 2023, taking into account the fact that A-Mark's multi-year performance was exceptional but the CEO had had no salary increase in the five previous years.
•
Other compensation, including perquisites, constitute a relatively small portion of an executive officer's total compensation.

The Board and the Compensation Committee believe that the level of compensation of our NEOs for fiscal year 2024 was well aligned with our overall results and appropriate, and that the structure of our compensation program will remain aligned with financial results and the returns to stockholders.

As an advisory vote, this proposal is not binding upon A-Mark or the Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of “Against” votes, we will seek to understand the concerns that influenced the vote and address them as appropriate in making future decisions affecting the executive compensation program.

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OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FISCAL 2024 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“GT LLP”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2025.

Stockholder ratification of the selection of GT LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of GT LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will consider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of GT LLP will be available virtually at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

This proposal requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting (or represented by proxy) and voting on the matter.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

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STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at next year’s Annual Meeting of Stockholders and included in A-Mark’s proxy materials for that meeting must be received by A-Mark, addressed to the attention of A-Mark’s Corporate Secretary, at its offices at 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245, no later than June 5, 2025 (120 days prior to the first anniversary of the availability of this proxy statement) in order to be included in A-Mark’s proxy statement and proxy card relating to that meeting. Such proposal must comply with all other applicable legal requirements in order to be included in the proxy materials for that meeting. In addition, a stockholder who intends to present an item of business at the 2025 Annual Meeting of Stockholders, other than a proposal submitted for inclusion in A-Mark’s proxy materials, must provide notice of such business to the Company on or before June 5, 2025, and must comply with all applicable requirements of the Company’s By-Laws. In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules a person who intends to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees, no later than September 14, 2025 unless the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such person.

OTHER BUSINESS

The Board of Directors has, at the date of this Proxy Statement, received no notice and otherwise is not aware of any other matter that is to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy card to vote proxies in accordance with their judgment on such matters.

OTHER INFORMATION

Although it has entered into no formal agreements to do so, A-Mark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by A-Mark. Proxies will be solicited principally through the mail and via electronic communication but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission, or special letter by directors, officers and regular employees of A-Mark without additional compensation.

A copy of A-Mark’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (including financial statements and schedules) will be furnished without charge to a stockholder upon written request to: Carol Meltzer, Corporate Secretary, 2121 Rosecrans Avenue, Suite 6300, El Segundo, California 90245.

It is important that your stock be represented at the Annual Meeting whether or not you expect to attend. The Board of Directors urges you to follow the instructions for voting in this Proxy Statement.

Your cooperation as a stockholder, regardless of the number of shares of stock you own, will reduce the expenses incident to a follow-up solicitation of proxies.

If you have any questions about voting your shares, please telephone A-Mark at (310) 587-1477.

Sincerely,

/s/ Carol Meltzer
CAROL MELTZER
Secretary

El Segundo, California

October 3, 2024

A-MARK PRECIOUS METALS, INC.
A Leader In Precious Metals Since 1965

VOTE

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Your vote matters – here's how to vote!

2024 Annual Meeting Proxy Card

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1. Election of Directors:

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

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2024 Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.investorvote.com/AMRK or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AMRK

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Election of Directors: Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

01 - Jeffrey D. Benjamin 02 - Ellis Landau 03 - Beverley Lepine 04 - Carol Meltzer 05 - John U. Moorhead 06 - Jess M. Ravich 07 - Gregory N. Roberts 08 - Monique Sanchez 09 - Kendall Saville 10 - Michael R. Wittmeyer

Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 09 10

To vote, on an advisory basis, to approve the fiscal year 2024 compensation of the named executive officers of the Company.

For Against Abstain To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. For Against Abstain In their discretion, the proxies are authorized to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box.

The 2024 Annual Meeting of Stockholders of A-MARK PRECIOUS METALS, INC. will be held on Wednesday, November 13, 2024 at 9:00 a.m. Pacific Time, virtually via the Internet at meetnow.global/M5XAGTU. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/AMRKSmall steps make an impact. Help the environment by consenting to receive electronic delivery; sign up at www.investorvote.com/AMRK T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A-MARK PRECIOUS METALS, INC. Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 13, 2024 Gregory N. Roberts and Carol Meltzer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of A-MARK PRECIOUS METALS, INC to be held on Wednesday, November 13, 2024, at 9:00 a.m. Pacific Time or at any postponement or adjournment thereof. The undersigned hereby revokes all prior proxies granted with respect to such Annual Meeting of Stockholders. Shares represented by the proxy will be voted as directed by the stockholder on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.